SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Oritani Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676

October 15, 2013

Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Oritani Financial Corp. Our Annual Meeting will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Tuesday, November 26, 2013 at 9:00 a.m. local time.
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, which will reduce printing and postage costs. Accordingly, we will mail, on or about October 15, 2013, a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the close of business on October 1, 2013. The Notice contains instructions on how to access the proxy materials, including the 2013 Annual Report to Stockholders, Proxy Statement and Proxy Card.
All stockholders and beneficial owners will have the ability to access all of our proxy materials at http://www.cfpproxy.com/6851 (or through the Investor Relations tab of our website at www.oritani.com). Stockholders may also request to receive a printed or emailed set of the proxy materials, which will be provided free of charge.
You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. To access your online proxy card, please visit http://www.cfpproxy.com/6851 and follow the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-866-655-5971 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the Notice. Finally, you may vote in person at the Annual Meeting.
The business to be conducted at the Annual Meeting consists of the election of two directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement and the re-approval of the Executive Officer Annual Incentive Plan. The Board of Directors unanimously recommends a vote “FOR” each of these matters.
On behalf of the Board, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.
Sincerely,
/s/ Kevin J. Lynch
Kevin J. Lynch
Chairman of the Board, President and
Chief Executive Officer

2

Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676
(201) 664-5400

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 26, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Oritani Financial Corp. will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Tuesday, November 26, 2013 at 9:00 a.m. local time.
A Proxy Statement and Proxy Card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors;

2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement;

4.	the re-approval of the Executive Officer Annual Incentive Plan; and

5.	to transact such other business as may properly come before the Annual Meeting, and any adjournments or postponement thereof.
The Board is not aware of any other such business. Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on October 1, 2013 are the stockholders entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available at 370 Pascack Road, Township of Washington, New Jersey 07676 for a period of 20 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stock holders. On October 15, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of October 1, 2013, and posted our proxy materials at http://www.cfpproxy.com/6851 (and through the Investor Relations tab of our website at www.oritani.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Internet or may request a printed set of our proxy materials, which will be provided free of charge.
To access your online proxy card, please visit http://www.cfpproxy.com/6851 and follow the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-866-655-5971 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper Proxy Card using the instructions provided in the Notice. Finally, you may vote in person at the Annual Meeting.
By Order of the Board of Directors
Oritani Financial Corp.

Township of Washington, New Jersey	Philip M. Wyks

October 15, 2013	Corporate Secretary

i

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS WHOSE SHARES ARE HELD IN REGISTERED FORM HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD MUST VOTE IN THE MANNER DIRECTED BY SUCH HOLDER. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER OF RECORD PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE ANNUAL MEETING.

ii

ORITANI FINANCIAL CORP.
PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 26, 2013

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Oritani Financial Corp. (sometimes referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the 2013 Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, November 26, 2013, at 9:00 a.m., local time, at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675. The term “Annual Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.
This Proxy Statement is dated October 15, 2013 and is first being made available to stockholders on or about October 15, 2013.

The 2013 Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held on Tuesday, November 26, 2013, at 9:00 a.m., local time, at The Estate at Florentine Gardens located at 97 Rivervale Road, River Vale, New Jersey 07675.
Record Date     October 1, 2013.

Shares Entitled to Vote	45,653,073 shares of Oritani Financial Corp. common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting
To consider and vote on the election of two directors, the ratification of the appointment of KPMG LLP as Oritani Financial Corp.’s independent registered public accounting firm for the fiscal year ending June 30, 2014, the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement and the re-approval of the Executive Officer Annual Incentive Plan (the “Incentive Plan”).

Vote Required
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval of the advisory non-binding resolution with respect to our executive compensation as described in the proxy statement and the re-approval of the Incentive Plan will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.” While the advisory vote with respect to our executive compensation is required by law, it will neither be binding on Oritani Financial Corp. nor the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Oritani Financial Corp. or the Board of Directors.

Your Board of Directors
Recommends A Vote in Favor of

The Proposals
Your Board of Directors unanimously recommends that stockholders vote “FOR” the election of each nominee listed in this Proxy Statement, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, “FOR” the advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement and “FOR” the re-approval of the Incentive Plan.

Oritani Financial Corp.
Oritani Financial Corp. is a Delaware corporation that was incorporated in March 2010 to be the successor to Oritani Financial Corp., a federal corporation. Oritani Financial Corp. owns 100% of the outstanding shares of common stock of Oritani Bank. Oritani Financial Corp. primarily engages in the business of holding the common stock of Oritani Bank as well as two limited liability companies that own a variety of real estate investments. Oritani Bank is an FDIC-insured, New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with 25 branch offices located in the New Jersey Counties of Bergen, Hudson, Essex and Passaic. At June 30, 2013, Oritani Bank’s assets totaled $2.83 billion and deposits totaled $1.42 billion. Our principal executive offices are located at 370 Pascack Road, Township of Washington, New Jersey 07676, and our telephone number is (201) 664-5400.

Who Can Vote
The Board of Directors has fixed October 1, 2013 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Oritani Financial Corp. common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On October 1, 2013, a total of 45,653,073 shares of Oritani Financial Corp. common stock were outstanding and held by approximately 2,119 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Annual Meeting.
How Many Votes You Have
Each holder of shares of Oritani Financial Corp. common stock outstanding on October 1, 2013 will be entitled to one vote for each share held of record. However, Oritani Financial Corp.’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then-outstanding shares of common stock of Oritani Financial Corp. are not entitled to any vote with respect to the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate, as well as by any person acting in concert with such person or entity.
Matters to Be Considered
The purpose of the Annual Meeting is to vote on the election of two directors, to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, to approve an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement and to re-approve the Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.
You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Oritani Financial Corp. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.
How to Vote

We are making our proxy material available to our stockholders on the Internet. You may read, print and download our 2013 Annual Report to Stockholders and our Proxy Statement at http://www.cfpproxy.com/6851 (or through the Investor Relations tab of our website at www.oritani.com). On October 15, 2013, we mailed a Notice to stockholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by email.
You may vote your shares by Internet, by telephone, by regular mail or in person at the Annual Meeting. Each of these voting options is described in the Notice. You should complete and return your Proxy Card, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Annual Meeting, or at any adjournment of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the two director nominees named in this Proxy Statement, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014, “FOR” the advisory non-binding proposal with respect to the executive compensation as described in this Proxy Statement and “FOR” the re-approval of the Incentive Plan.
To access your online proxy card, please visit http://www.cfpproxy.com/6851 and follow the on-screen instructions. The Notice previously provided to you contains the necessary codes required to vote online or by telephone. If you wish to vote by telephone, please call 1-866-655-5971 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the Notice. Finally, you may vote in person at the Annual Meeting.
If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your shares of Oritani Financial Corp. common stock that are held in street name in person at the Annual Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.
The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.
Participants in Oritani Financial Corp. Benefit Plans
If you are a participant in the Oritani Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Oritani Financial Corp. common stock, you will have received with this Proxy Statement voting instruction forms with respect to shares you may vote under the plans. Although the trustee or administrator votes all shares held by the plan, each participant may direct the trustee or administrator how to vote the shares of Oritani Financial Corp. common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans.
Quorum and Vote Required
The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.
Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld.” However, any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Company. The Committee shall recommend to the Board the action to be taken with respect to the resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Committee’s or the Board’s deliberations as to whether to accept the resignation. Should this situation occur, the Board would publicly disclose its decision within 90 days of the certification of the election results.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the advisory, non-binding resolution with respect to our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or proxies marked “ABSTAIN”, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Oritani Financial Corp. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Oritani Financial Corp. or the Board of Directors.

The re-approval of the Incentive Plan will be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Oritani Financial Corp. prior to the voting of such proxy;

•	submitting a properly executed proxy, either online, by telephone or by mail, bearing a later date;

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.
Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:
Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676
Attention:     Philip M. Wyks, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.
Solicitation of Proxies
Oritani Financial Corp. will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Oritani Financial Corp. will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Oritani Financial Corp. common stock and secure their voting instructions. Oritani Financial Corp. will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Oritani Financial Corp. may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.
Recommendation of the Board of Directors
Your Board of Directors unanimously recommends that you vote “FOR” each of the proposals listed in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management
Persons and groups who beneficially own in excess of 5% of the issued and outstanding shares of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”). The following table sets forth certain information regarding persons who beneficially owned more than five percent of the Company’s issued and outstanding shares of common stock using the ownership totals per their SEC filings, as well as the Company’s 45,653,073 shares outstanding as of October 1, 2013.

Name and Address of Beneficial Owners	Number of Shares Owned and nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Oritani Bank Employee Stock Ownership Plan (1)
370 Pascack Road
Township of Washington, New Jersey 07676	4,063,399	8.90%

BlackRock Inc. (2)
40 East 52nd Street
New York, NY 10022	3,501,969	7.67%

The Vanguard Group (3)
100 Vanguard Blvd.
Malvern, PA 19355	2,539,914	5.56%

[1]	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 17, 2013.

[2]	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2013.

[3]	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013.

Management
The following table sets forth information about the shares of Oritani Financial Corp. common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all directors and executive officers as a group, as of October 1, 2013.

	Position(s) held with Oritani Financial Corp. and/or Oritani Bank	Shares Owned Directly (1)	Shares Owned Indirectly (2)	Options Exercisable within 60 days	Beneficial Ownership	Percent of Class
DIRECTORS
Nicholas Antonaccio	Director	145,492	—	278,834	424,326	*
Michael A. DeBernardi	Director, Executive Vice President and Chief Operating Officer	292,379	16,397	450,252	759,028	1.66%
James J. Doyle, Jr.	Director	220,000	—	150,999	370,999	*
Robert S. Hekemian, Jr.	Director	235,492	68,223	269,834	573,549	1.26%
Kevin J. Lynch	Chairman, President and Chief Executive Officer	747,520	45,547	904,042	1,697,108	3.72%
John J. Skelly, Jr.	Director	341,817	50,000	239,834	631,651	1.38%
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John M. Fields, Jr.	Executive Vice President and Chief Financial Officer	275,749	52,682	450,252	778,683	1.71%
Thomas G. Guinan	Executive Vice President and Chief Lending Officer	208,597	44,369	282,252	535,217	1.17%
Philip M. Wyks	Senior Vice President and Corporate Secretary	25,264	48,479	42,800	116,543	*
All directors and named executive officers as a group (10 persons)		2,515,388	349,835	3,111,705	5,976,927	13.09%

(1)
Each person effectively exercises sole, or shared with spouse, voting power as to the shares reported. Total includes shares awarded under the 2011 Equity Incentive Plan, 60% of which have not yet vested. Each person effectively exercises sole, or shared with spouse, dispositive power as to the shares reported except for the shares awarded under the 2011 Equity Incentive Plan which have not yet vested.

(2)
Includes shares held in the 401(k) plan and allocated shares in the employee stock ownership plan as well as shares held by immediate family members, in an individual retirement account, by companies in which the individual maintains a controlling interest or in a trust in which the individual is a trustee.

(3)	Of the 208,597 shares reported as owned directly, 41,077 are pledged as collateral for borrowings.

*	Less than 1.0%.

Section 16(a) Beneficial Ownership Reporting Compliance
The Oritani Financial Corp. Common Stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of ownership reports, one Form 4 for Thomas Guinan was filed late due to a clerical error, and no other officer or director failed to timely file such reports.

PROPOSAL I - ELECTION OF DIRECTORS

The Board of Directors currently consists of six members and is divided into three classes, with one class of directors elected each year. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been elected and shall qualify.
The Board has nominated Nicholas Antonaccio and Kevin J. Lynch for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled “―Directors and Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the nominees.
It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting FOR the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.
The Board Recommends a Vote “FOR” Each of the Nominees listed in this Proxy Statement.
Directors and Executive Officers
Following is a summary of the relevant business experience for each of the Company’s directors and executive officers. All directors have held their present positions for at least five years unless otherwise stated. Each director is also a director of Oritani Bank.
Nominees for Director
Nicholas Antonaccio, age 66, is President of CMA Enterprises LLC, a financial advisory firm founded by Mr. Antonaccio in 2000. Previously, Mr. Antonaccio was the chief financial officer at a variety of public and private companies, including serving for five years as Senior Vice President and Chief Financial Officer of Copelco Capital, Inc. Mr. Antonaccio has extensive financial and public company expertise, with responsibilities that have spanned all major areas of financial management, including financial operations and contract, tax, treasury, financial planning, credit, information technology, human resources and risk management.
Kevin J. Lynch, age 67, has been the President and Chief Executive Officer of Oritani Bank since 1993 and served as President and Chief Executive Officer of Oritani Financial Corp. since its creation in 1998. Mr. Lynch is a director of the FHLB-NY and serves on its Executive, Compensation, and Housing Committees. He is also a director of Pentegra Services Inc., a national provider of full-service retirement programs. Mr. Lynch is a former Chairman of the New Jersey League of Community and Savings Bankers and served as a member of its Board of Governors for several years, and also served on the Board of Directors of Thrift Institutions Community Investment Corp. Mr. Lynch is a member of the Professional Development and Education Committee of the American Bankers Association. He is a member of the American Bar Association and a former member of the Board of Directors of Bergen County Habitat for Humanity.

Continuing Directors
Terms to Expire 2014
James J. Doyle, Jr., age 63, is retired. Previously, he served as the President and Chief Executive Officer of Chilton Memorial Hospital from 1991 until 2004, and also as a consultant to The Chilton Memorial Hospital’s Foundation Board until 2008. Mr. Doyle has also served as Executive Vice President of Atlantic Health System from 1994 until 1998, and Executive Vice President of the Valley Health System from 1998 until 2002. Mr. Doyle has significant executive management experience, overseeing administrative, finance, marketing and human resources activities.
John J. Skelly, Jr., age 73, is the President and Chief Executive Officer of West Side Management, which owns and manages affordable and low-income housing developments throughout New Jersey, New York and Maryland. Mr. Skelly also served as the Deputy Commissioner of Housing for the City of New York and was a founding Board Member for Habitat for Humanity of Greater Jersey City. Mr. Skelly has extensive experience with real estate development and finance.
Terms to Expire 2015
Michael A. DeBernardi, age 59, served as Lead Director of the Company until April 2008 when he was appointed Executive Vice President and Chief Operating Officer of Oritani Bank. Mr. DeBernardi has previously served in executive positions with AT&T Capital Corporation, Newcourt Credit Group, CIT Global Vendor Finance, Aternus Partners, LLC, and US Express Leasing. Mr. DeBernardi is also a trustee of Chilton Memorial Hospital in Pompton Plains, New Jersey where he serves as Chairman of Finance Committee, Treasurer, Co-Chairman of the Strategic Planning Committee and also as a member of the Audit Committee. Mr. DeBernardi has held executive positions at a variety of capital finance companies throughout his career.
Robert S. Hekemian, Jr., age 53, has been with the 76-year-old, family-owned Hekemian & Co., Inc. since 1982, becoming President and Chief Operating Officer in 2004. Hekemian & Co. and its affiliates own, manage and develop apartments, shopping centers and mixed-use projects primarily throughout New Jersey, Maryland, Virginia, New York and Pennsylvania. Mr. Hekemian has been involved in all aspects of real estate development and acquisitions throughout his career.
Executive Officers of the Bank Who Are Not Also Directors
John M. Fields, Jr., age 50, has been employed by the Company since 1999 and currently serves as Executive Vice President and Chief Financial Officer.  He is also responsible for information technology, investor relations, electronic banking and deposit operations, as well as investment and treasury functions.  Prior to 1999, Mr. Fields was chief accounting officer and controller at a local publicly-traded financial institution.  Mr. Fields is a certified public accountant.
Thomas Guinan, age 49, has been employed by the Company since 2003 and currently serves as Executive Vice President and Chief Lending Officer.  Prior to that, Mr. Guinan served as a senior vice president of commercial lending at a local financial institution.  Mr. Guinan is responsible for overseeing all aspects of the retail and commercial lending operations of Oritani Bank, including originations, portfolio growth and developing strategies to enhance the bank’s market share and profitability.
Philip M. Wyks, age 59 has been employed by the Company since 1976 and currently serves as Senior Vice President and Secretary. Mr. Wyks is also responsible for facilities management. In addition, Mr. Wyks is a director of Thrift Institutions Community Investment Corporation, a subsidiary of the New Jersey League of Community Bankers that assists League members in forming consortia to originate loans on low to moderate income housing loans and initiate economic development projects throughout the State of New Jersey.
Rosanne P. Buscemi, age 61, has been employed by Oritani Bank since 1978 and currently serves as Senior Vice President–Chief Compliance Officer. Ms. Buscemi also assists with training as well as oversight of new branch development and renovations.
Ann Marie Jetton, age 47, has been employed by Oritani Bank since 2000 and currently serves as Senior Vice President and Principal Accounting Officer. Prior to that, Ms. Jetton served as Controller at a local financial institution.
Anne Mooradian, age 52, has been employed by Oritani Bank since 1985 and currently serves as Senior Vice President and Human Resources Officer. Ms. Mooradian has also held branch retail positions at Oritani Bank.
Paul M. Cordero, age 58, has been employed by Oritani Bank since 1980 and currently serves as Vice President and is responsible for loan servicing.
Paul C. Skinner, age 51, began employment with the Company in 2008 as Vice President/Chief Information Officer. Prior to that, Mr. Skinner served as Senior Vice President of information technology and operations at a local financial institution. Mr. Skinner is responsible for information technology, deposit operations, electronic banking and also serves as the Company's privacy officer.
Corporate Governance, Code of Ethics and Business Conduct
Oritani Financial Corp. is committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.
The Board has adopted the following codes and guidelines:

•	Code of ethics for the executive officers (including the principal executive officer, principal financial officer and principal accounting officer) and directors,

•	Code of ethics for all employees,

•	Corporate governance guidelines for directors,

•	Stock ownership guidelines,

•	Anti hedging policy,

•	Equity retention policy, and

•	Insider trading policy.
These codes and guidelines are designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. These documents are available through links under the Investor relations tab on the Company’s website at www.oritani.com. Amendments to and waivers from the code of ethics and corporate governance guidelines for directors are disclosed on the Company’s website.
Director Independence
The Board has determined that, except as to Mr. Lynch and Mr. DeBernardi, each member of the Board is an “independent director” within the meaning of the Nasdaq corporate governance listing standards and the Company’s corporate governance policies. Mr. Lynch and Mr. DeBernardi are not considered independent as each is an executive officer of the Company.
In addition, the Board of Directors has appointed Mr. Antonaccio as Lead Director. In this capacity, Mr. Antonaccio chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Antonaccio also acts as liaison between the Chairman and the independent directors.

During fiscal year 2013, each of Directors John J. Skelly, Jr., James J. Doyle, Jr. and Kevin J. Lynch had residential mortgage loans with Oritani Bank. The Bank’s loan to Mr. Lynch was paid in full during fiscal year 2013. Additionally, Oritani Bank had loans outstanding to entities in which Directors Hekemian and Skelly had some form of ownership interests. As of June 30, 2013, such loans pertaining to Mr. Hekemian totaled $25.6 million and such loans pertaining to Mr. Skelly totaled $14.1 million. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public.
Mr. Lynch has served as our Chairman of the Board since 1998 and Chief Executive Officer since 1993. Based on its most recent review of the Board leadership structure, the Board has determined that this leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. Given the current regulatory and market environment, the Board believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive and effective leadership, and ensures effective communication between management and the Board. In addition, this leadership structure allows Mr. Lynch to more effectively execute the Company’s strategic initiatives and business plans. The independent directors, led by its Lead Director, will continue to periodically review the Board’s leadership structure to ensure that it is most appropriate for the Company.

Board Meetings and Committees
The Boards of Directors of Oritani Financial Corp. and/or Oritani Bank met 14 times during the fiscal year ended June 30, 2013. Mr. Hekemian missed one Board meeting of the Company and Oritani Bank due to an illness. Otherwise, all directors attended all Board and Committee meetings during fiscal 2013, including Board and committee meetings of Oritani Bank. Executive sessions of the independent directors are regularly scheduled. Each of the Company’s directors attended the Company’s 2012 Annual Meeting of Stockholders.
The Company and Oritani Bank have four standing Board committees: Compensation Committee; Nominating and Corporate Governance Committee; Audit Committee and Loan Committee. The charters for each of these committees are available through links under the Investor relations tab on the Company’s website at www.oritani.com.

Compensation Committee.
The Compensation Committee, consisting of Messrs. Skelly, Jr. (Chair), Antonaccio and Doyle, is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Compensation Committee met six times during fiscal year 2013. No member of the Compensation Committee receives any outside compensation, directly or indirectly, from the Company. All compensation received by Compensation Committee members from the Company is described in this proxy statement.
The role of the Compensation Committee is to review annually the compensation levels of the executive officers and directors and to recommend compensation changes to the Board of Directors. Our executive officers are generally not engaged directly with the Compensation Committee in setting the amount or form of executive officer or director compensation. However, as part of the annual performance review for our executive officers other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s recommendations with respect to designing our compensation program. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans. Please see “Compensation Discussion and Analysis-Role of the Compensation Committee” for further details regarding the role of the Compensation Committee in designing our compensation program.

In addition, the Compensation Committee has sole authority and responsibility to approve the engagement of any compensation consultant it uses and the fees for those services. For the 2013 fiscal year, the Compensation Committee engaged GK Partners to provide advice or recommendations on the amount or form of executive compensation. GK Partners does not provide any other services to the Company or Oritani Bank.

The Compensation Committee considered the independence of GK Partners in light of the new SEC rules and Nasdaq listing standards. The Compensation Committee considered the following factors in connection with the engagement of GK Partners: (1) other services provided by GK Partners to the Company or Oritani Bank; (2) fees paid as a percentage of GK Partners’ total revenue; (3) policies or procedures maintained by GK Partners designed to prevent a conflict of interest; (4) any business or personal relationships between GK Partners and the Compensation Committee; (5) any Company common stock owned by GK Partners; and (6) any business or personal relationships between our executive officers and GK Partners. The Compensation Committee discussed these considerations and concluded that the work performed by GK Partners involved in the engagement did not raise any conflict of interest.

Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee, consisting of Messrs. Doyle, Jr. (Chair), Antonaccio, and Skelly, is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each annual meeting of stockholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, determining the size and composition of the Board of Directors and its committees and monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Committee is also responsible for monitoring of compliance and CRA related matters. Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met fourteen times during fiscal year 2013.
Board Nominations
The Nominating and Corporate Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all Board members and may consider candidates submitted by stockholders. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

•	has experiences and achievements that have given him/her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his/her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” in accordance with the listing standards of the Nasdaq Stock Market, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an “audit committee financial expert.” Additionally, under the Bylaws, a person is not qualified to serve as a director if he or she has been subject to certain regulatory or legal actions. The Nominating and Corporate Governance Committee does not maintain a specific diversity policy, but the diversity of the Board is considered in the review of the candidates. Diversity includes not only gender and ethnicity, but various perspectives that come from having differing view points, geographic and cultural backgrounds, and life experiences.
Procedures for the Consideration of Board Candidates Submitted by Stockholders
    The Nominating and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Nominating and Corporate Governance Committee, at Oritani Financial Corp., 370 Pascack Road, Township of Washington, New Jersey 07676. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why this candidate is being proposed;

•
the name and address of the nominating stockholder as he/she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must also comply with the procedural and informational requirements described in “Advance Notice of Business to Be Conducted at an Annual Meeting.”
Stockholder Communications with the Board
A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Chair of the Nominating and Corporate Governance Committee at Oritani Financial Corp., 370 Pascack Road, Township of Washington, New Jersey 07676. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, the Chair of the Nominating and Corporate Governance Committee will present a summary of all communications received since the last meeting and make those communications available to the directors upon request.
Audit Committee
The Audit Committee, consisting of Messrs. Antonaccio (Chair), Doyle, and Skelly, is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the board. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market and under Securities and Exchange Commission Rule 10A-3. The Board of Directors believes that Mr. Antonaccio qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission. The Audit Committee met fourteen times in fiscal year 2013.
The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, evaluating and removing the Company’s independent registered public accounting firm to audit the annual financial statements;

•
in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Oritani Financial Corp.’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with any governmental body; and

•	review and pre-approve engagements for audit and non-audit services by the independent registered public accounting firm.
The Audit Committee reports to the Board of Directors on its activities and findings.
Audit Committee Report
Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to

Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2013;

•
met with the Company’s Chief Executive Officer, Chief Financial Officer, internal auditors and the independent registered public accounting firm, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company’s financial reporting and internal controls;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

•
received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent registered public accounting firm its independence from the Company; and

•	pre-approved all audit, audit related and other services to be provided by the independent registered public accounting firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014. Although not required, this appointment is being presented for stockholder ratification at the Annual Meeting of Stockholders.
The Audit Committee
Nicholas Antonaccio (Chair)    James J. Doyle, Jr.
John J. Skelly, Jr.

Transactions with Certain Related Persons
Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Oritani Bank or the Company and must not involve more than the normal risk of collectability or present other unfavorable features. However, applicable regulations permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Oritani Bank offers a loan program to all full time employees that allows for a 25 basis point discount on the rate of a first mortgage loan on the individual’s primary residence that remains in effect as long as the employee maintains employment with Oritani Bank and the loan pays as agreed.
Section 402 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Oritani Bank. The provisions of this section of Sarbanes-Oxley do not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with the Federal Reserve Act and Regulation O.
The aggregate amount of our loans to our executive officers and directors, and their related entities, was $41.2 million at June 30, 2013. These loans were performing according to their original terms at June 30, 2013. See “Director Independence” for additional information regarding loans to our executive officers and directors, and their related entities.
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee determined the salaries paid to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. None of the members of the Compensation Committee was an officer or employee of Oritani Financial Corp. or Oritani Bank during the fiscal year ended June 30, 2013, or is a former officer of Oritani Financial Corp. or Oritani Bank.
During the fiscal year ended June 30, 2013: (i) no executive of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Oritani Financial Corp.; (ii) no executive officer of Oritani Financial Corp. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Oritani Financial Corp.; and (iii) no executive officer of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oritani Financial Corp.
Compensation Committee Report
Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
John J. Skelly, Jr (Chair)    Nicholas Antonaccio
James J. Doyle

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
The goal of the Executive Compensation Program is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while controlling expenses.
This discussion is focused specifically on the compensation of our named executive officers, each of whom is named in the Summary Compensation Table which appears later in this section.

Role of the Compensation Committee
The Compensation Committee (the “Committee”) assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices. Authority granted to the Committee is established in its charter, which is available through links under the Investor Relations tab on the Company’s website at www.oritani.com. The Committee met as necessary. One of the responsibilities of the Committee is to provide, on an annual basis, final approval of the significant components of the total compensation of the named executive officers. In making these determinations, the Committee considered the executive’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of the Company, and an assessment of the executive’s individual performance. The Committee also strongly considered the recommendations of the Chief Executive Officer regarding the other named executive officers. Input from the Chief Executive Officer was critical in ensuring that the Committee had the information needed to make informed compensation decisions. The Chief Executive Officer does not provide any input or attend portion of meetings related to the evaluation of his performance and the determination of his compensation.

The Committee discussed all of their key decisions, and the rationale for such, with Mr. Hekemian, the only independent Board member who was not a member of the Committee. Mr. Hekemian attended all Committee meetings as a guest, and concurred with all their decisions. As all independent Board members were either a Committee member or fully versed in Committee proceedings, there was no need for a formal discussion of the Committee findings and recommendations with the full Board of Directors.

Use of Outside Advisors and Survey Data. For the 2013 fiscal year, the Committee used industry survey data from an independent source and also engaged an independent compensation consulting firm to assist it in performing its duties. The independent source of industry survey data utilized by the Committee was the Crowe Horwath 2012 Financial Institutions Compensation Survey – New Jersey Survey Report. This report provides timely and reliable information on wages, salaries, employee benefits, and compensation practices and trends for financial institutions. It is used extensively by members of the New Jersey Bankers Association. The Committee engaged a compensation consulting firm, GK Partners, to prepare a compensation report and analysis in connection with the compensation package of the named executive officers. GK Partners is an independent, executive compensation consulting firm with experience in, and knowledge of, the financial services industry. GK Partners had previously been engaged by the Committee. The report GK Partners produced for the 2013 fiscal year is dated October 26, 2012 (the “GK Partners 2013 Report”). In GK Partners overall analysis of the compensation for the named executive officers, GK Partners stated “we found that Oritani continues to maintain a conservative posture with respect to base salaries; a performance-based policy with respect to annual cash incentives; and a somewhat more aggressive positioning with respect to long-term stock compensation (i.e., as a result of equity-based awards in connection with the second step).  Given Oritani's healthy earnings and rate-of return performance relative to its peers, and given the Company's strong market capitalization, we believe that your management compensation policy and practices are reasonable and appropriate.” The GK Partner reference to the “second step” means the mutual-to-stock conversion of Oritani Financial Corp., MHC, the former mutual holding company of Oritani Bank (the “Second-Step Conversion”).  The peers selected for the GK Partners 2013 Report for purposes of compiling peer data were publicly traded financial institutions that were considered reasonable competitors based on size, profitability, market capitalization, lines of business and regional location. The peer group was relatively unchanged from the 2012 fiscal year analysis. However, Danvers Bancorp, Inc, a component of the 2012 peer group, was merged out of existence in 2012. Therefore, Danvers Bancorp, Inc. was replaced in the peer group with Lakeland Bancorp, Inc. The specific 2013 peer group consisted of:

•
Brookline Bancorp, Inc.; Dime Community Bancshares; Flushing Financial Corp.; First of Long Island Corp.; Hudson Valley Holding Corp.; Investors Bancorp, Inc.; Kearny Financial Corp.; Lakeland Bancorp,

Inc.; NBT Bancorp Inc.; Northfield Bancorp, Inc.; OceanFirst Financial Corp.; Provident New York Bancorp; Roma Financial Corp.; Sterling Bancorp, Inc. and Suffolk Bancorp, Inc.

The Committee communicated directly with, and received certain reports directly from, GK Partners. In addition to the raw peer data, the Committee also considered the relative business models, loan growth, asset quality, and profitability of the banks and thrifts in the peer groups. The GK Partners 2013 Report included a peer median and average salary for each of the named executive officers based on their title and responsibilities. The Committee considered the executive’s current base salary and historical annual cash incentive, and compared these amounts to the median and average compensation detailed in the GK Partners 2013 Report relative to the executive’s title and responsibilities. The peer median and average compensation were strongly considered by the Committee when contemplating the executive’s salary (described in the procedures below). The Committee was aware that market base salary increases remained low due to low inflation and general economic conditions. The Committee decided that the acceptable range for base salary increases was 0 to 10%. This range utilized for the general employee population was 0 to 6%. The acceptable range of target bonus opportunity for annual cash incentives was 0 to 100% of the executive’s current base salary. This range was much broader than the range for the general employee population. The Committee felt it was proper to have a broader incentive range for the executives as they had a far greater impact on our performance than the general employee population. The Committee also felt it was important to have a significant portion of the executive’s cash compensation to be performance-based. The practice was consistent with prior periods and the Committee considered the results to be very successful. This approach in general was recognized, and considered appropriate and reasonable, by GK Partners. Given these restrictions, and considering the information provided in the GK Partners 2013 Report, the Committee determined a preliminary range of base salary and annual cash incentive for each of the named executive officers. A final amount for each named executive officer was determined using the procedures described in the paragraphs below.
Elements of the Compensation Package
The Company’s 2013 fiscal year compensation program for named executive officers consisted of base salary, annual cash incentives, the partial vesting of previously awarded equity incentive awards (such as stock options and restricted stock awards), a comprehensive benefits package and perquisites.
In designing our executive compensation program, the Compensation Committee seeks to create what it believes is the best mix of base salary, annual cash incentives and equity compensation in delivering the named executive officers’ total compensation. The executive compensation program is also designed to encourage and reward executives for achieving and maintaining high levels of performance.

The Compensation Committee concluded that the named executive officers’ compensation was consistent with market practices and competitive, and aligned with the performance of the Company and Oritani Bank. Additionally, since 94.9% of our voting stockholders approved our 2012 fiscal year executive compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Stockholders filed with the SEC on October 10, 2012, we designed our 2013 fiscal year executive compensation program (exclusive of the granting of equity awards) for the 2013 fiscal year to be materially consistent with our prior year.

Base Salary. Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate.  The Company desires to compensate executives fairly.  During the 2013 fiscal year, the Committee considered prevailing market conditions and approved certain salary adjustments as indicated below.  The Committee also considered the overall performance of the individual, including their achievement of individual goals as well as their contribution to Company goals in making their determinations.  The Committee relied on the data contained in the GK Partners 2013 Report, as well as the data from independent survey, in formulating its opinion of prevailing market conditions.  The data indicated that, in general, base salary increases had been muted.  The following table sets forth the base salary increases for the named executive officers approved by the Committee during fiscal year 2013.

Base Salary History at June 30, 2013

	Base Salary	Increase Date	Increase	% Increase	New Base Salary
Kevin Lynch	$589,472	n/a	$—	n/a	$589,472
Michael DeBernardi	$298,000	11/19/2012	$9,000	3.0%	$307,000
John Fields	$250,000	11/19/2012	$25,000	10.0%	$275,000
Thomas Guinan	$250,000	11/19/2012	$25,000	10.0%	$275,000
Philip Wyks	$190,890	n/a	$—	n/a	$190,890

The Committee considered the base salaries of the named executive officers at the beginning of the period to be within a reasonable range based on their perception of existing market conditions.  In general, the Committee was pleased with the continued progress management made in fiscal year 2013 with significantly increased overall earnings and earnings per share, quality loan growth, maintenance of loan quality, maintenance of efficiency ratio and core deposit growth. The Committee was also pleased with the performance of our stock price. The Committee felt this performance was attributable to the strong financial performance as well as strong shareholder outreach and relations. In addition, the Committee continued to be pleased with management’s ongoing ability to smoothly integrate an ever increasing regulatory burden while maintaining excellent relationships with regulators. The Committee felt that some adjustments to base salaries should be made in recognition of these results.

The largest increases were awarded to Messrs. Fields and Guinan, who each received a 10.0% increase. The rationale for their increase was two-fold. The GK Partners analysis indicated that only four peers had a CFO with a lower base salary than Mr. Fields, and that only two peers had a CLO with a lower base salary than Mr. Guinan (only 12 of the 15 peers had a CLO position). The increases awarded to Messrs. Fields and Guinan brought them into much greater correlation with the medians and averages of their respective peer group. The Committee was also very pleased with the performances of Messrs. Fields and Guinan over the year, as they added to a growing résumé of quality work for the Company. In the case of Mr. Fields, the Committee acknowledged the smooth performance of the numerous areas under his purview, including strategic planning, accounting, finance, information technology, investor relations, electronic banking and deposit operations, as well as investment and treasury functions. Mr. Fields also functions as the point person for all audit matters, including regulatory examinations. In the case of Mr. Guinan, through his supervision, the Company had originated $544 million in loans and several problem loans were resolved. The loan origination total substantially exceeded the budgeted amount.

A base salary increase of 3.0% was authorized for Mr. DeBernardi. The Committee was also satisfied with Mr. DeBernardi’s contributions but considered Mr. DeBernardi’s higher base salary and higher cash incentive opportunity (versus Messrs. Fields and Guinan) in the determination of this level of increase.

No base salary increases were awarded to Mr. Lynch or Mr. Wyks. In the case of Mr. Lynch, the Committee was very pleased with his contributions and considered him primarily responsible for the achievements of the Company. However, they felt that his existing overall compensation package provided appropriate remuneration for his contributions. In the case of Mr. Wyks, the Committee felt that no adjustment to base salary was appropriate at this time as they felt his current salary was sufficient when considered in conjunction with his responsibilities.  The Committee felt the achievements of management greatly exceeded rewards represented by base salary levels at June 30, 2013 but also recognized that significant additional benefits had been provided to management through the 2011 Equity Incentive Plan and the annual cash incentives, as well as other benefits and perquisites. The Committee considered the base salaries of all of the named executive officers as of June 30, 2013 to be appropriate and reasonable considering their responsibilities, and in comparison to their peers.

Annual Cash Incentives. Annual cash incentive opportunities are provided to the named executive officers as an incentive to achieve annual goals and objectives.  At the November 21, 2008 Annual Meeting of Stockholders of Oritani Financial Corp., stockholders approved the Incentive Plan.  The Incentive Plan became effective at that time and formalized the process of annual cash incentives for named executive officers.  The objective of the Incentive Plan is to motivate our employees to take actions that support our strategies and lead to the attainment of our business plan.

The Incentive Plan accomplishes this objective by linking annual cash pay award opportunities to the performance of the Company and Oritani Bank, measured by the satisfaction of both company-wide and individual performance measures. The Incentive Plan is being submitted to Company stockholders for re-approval, as required pursuant to Section 162(m) of the Internal Revenue Code for awards under the Incentive Plan to be treated as performance-based compensation for purposes of the exception to the $1 million limit on the tax deductibility of the compensation paid to named executive officers of publicly traded companies, excluding the principal financial officer. See “Proposal IV-Re-Approval of the Executive Officer Annual Incentive Plan” for further details.
The annual cash incentives paid during the 2013 fiscal year were awarded in accordance with the Incentive Plan. Each named executive officer was eligible to receive an annual incentive award based on a percentage of his base salary (not to exceed 100%) if company-wide and/or individual performance measures were met following the completion of the annual performance period. The plan incorporates three potential incentive achievement levels: threshold, target and maximum; as well as an income “gate.” Net income must exceed certain levels in order to be eligible for the threshold, target and maximum achievement levels.
The measurement period for the annual cash incentives paid in fiscal 2013 to the named executive officers under the Incentive Plan was from July 1, 2011 to June 30, 2012. The Committee established five strategic objectives for measurement of achievement of annual cash incentives with respect to the satisfaction of company-wide performance measures. The quantifiable goals measured were: return on assets versus peers; efficiency ratio versus peers; multifamily and commercial real estate loan originations; asset quality and core deposit growth.  While income statement results were not among the five strategic objectives for the measurement period, the income gate provided strong shareholder protection by ensuring that high incentive levels could not be attained if low income statement results were realized. In addition, 10% to 50% of the total annual cash incentive earned by the named executive officers was related to their individual performance. At the beginning of the performance period, the named executive officers were assigned specific goals that were related to their responsibilities to the Company and Oritani Bank.
The structure of the Incentive Plan and the specific company-wide goals were reviewed by the Committee’s external consultant, GK Partners, who felt that the plan and the goals were appropriate and reasonable. The peers utilized for the “versus peers” measurements referenced above were the same peer group utilized for compensation survey performed by GK Partners. The specific components of this peer group are detailed under “Use of Outside Advisors and Survey Data.”
The results of the Company’s performance compared to the strategic objectives are summarized in the table below:

		RESULT NECESSARY FOR	ACTUAL
GOAL	MEASUREMENT	MAXIMUM	RESULT
Net income “gate”	actual net income	$24,770,000	$31,650,000

Return on assets (a)	Percentage better than peer average	0.83%	1.27%
Efficiency ratio (b)	Percentage better than peer average	49.53%	37.45%
Loan originations	commercial real estate and multifamily	$451 million	$544 million
Asset quality	Nonperforming assets/ total assets	<1.00%	0.78%
Core deposit growth	percentage increase	15.00%	16.20%
a – The peer average return on assets was 0.64%. The goal was 30% better than the peer average (0.64% * 130% = 0.83%).
b – The peer average efficiency ratio was 61.91%. The goal was 20% better than the peer average (61.91% * 80% = 49.53%).

Results exceeded the maximum target amount for the income gate as well as each of the five objectives. The Committee concluded that management had accumulated sufficient overall points to achieve the maximum level of annual cash incentive. The Committee’s external consultant, GK Partners, concurred with this conclusion. Accordingly, cash payments in accordance with the previously disclosed amounts for this level of achievement were approved by the Committee and such amounts were paid to the executives in December, 2012.  These awards to the Company’s named executive officers totaled $879,282.  The specific amount awarded to each named executive officer for the fiscal year ended June 30, 2013 is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
Equity Incentives. The Company did not have stock issued to the public prior to its initial public offering which was consummated in 2007. In connection with the initial public offering, Oritani Bank established the Oritani Bank Employee Stock Ownership Plan (“ESOP”) that purchased 3.92% of the total shares issued in the for the benefit of employees of Oritani Bank. In 2010, the ESOP also purchased an additional 4.0% of the shares issued in connection with the Company’s stock offering related to the Second-Step Conversion. The ESOP is a tax-qualified retirement plan as defined under the Internal Revenue Code.
At a special meeting of stockholders in April 2008, the Company’s stockholders approved the Company’s 2007 Equity Incentive Plan (“the 2007 Equity Plan”) which authorized the issuance of up to 4,172,817 shares of Company common stock (as adjusted as a result of the Second-Step Conversion) pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. The 2007 Equity Plan provided officers, employees and directors of the Company and Oritani Bank with additional incentives to promote the growth and performance of the Company. The Committee believes that officer stock ownership provides a significant incentive in building stockholder value by aligning the interests of the officers, employees and directors with those of the Company’s shareholders. No awards were granted to any named executive officers under the 2007 Equity Plan during fiscal 2013. In accordance with the terms of the outstanding grant agreements under the 2007 Equity Plan, all of the stock awards and the vast majority of stock options that had been granted under the Equity Plan vested in conjunction with the Second-Step Conversion. As of June 30, 2013, a total of 4,039,695 stock options and restricted stock awards had been granted under the Equity Plan, representing 96.8% of the shares available. Of this total, 34,872 stock options (0.8%) have been forfeited and are available to be granted in the future.
At a special meeting of stockholders in July 2011, the Company’s stockholders approved the Company’s 2011 Equity Incentive Plan (“2011 Equity Plan”) which authorized the issuance of up to 5,790,849 shares of the Company’s common stock pursuant to grants of stock options, restricted stock awards and restricted stock units, with no more than 1,654,528 of the shares be issued as restricted stock awards or restricted stock units. Employees and outside directors of the Company or Oritani Bank are eligible to receive awards under the 2011 Equity Plan. The total granted to non-employee directors may not exceed, in the aggregate, 30% of the shares reserved under the 2011 Equity Plan. As with the 2007 Equity Plan, the 2011 Equity Plan will be administered by the Committee.
No awards were granted to any named executive officers under the 2011 Equity Plan during fiscal 2013. As of June 30, 2013, a total of 4,000,250 stock options and 1,643,100 restricted stock awards had been granted under the Equity Plan. This total of 5,643,350 represents 97.45% of the shares available. Of this total, 64,200 stock options and 28,600 restricted stock awards have been forfeited and are available to be granted in the future. The total forfeitures of 92,800 represent 1.60% of the shares available.
The stock options and restricted stock awards from the 2011 Equity Plan vest in equal installments over a five-year period. The initial vesting, for 20% of the total award, occurred on August 18, 2012 (one year from the date of the grant) and a subsequent vesting, for an additional 20% of the total award, occurred on August 19, 2013. The options have an exercise price of $11.95 per share, which was the closing market price/last sale price of the Company’s common stock on August 18, 2011, the date of the grant. The vesting of the options and restricted stock awards accelerate upon death or disability, retirement or a change in control. The grants have other terms and conditions consistent with the 2011 Equity Plan. The vesting of the grants and options for Mr. Lynch were amended such that they do not accelerate upon retirement if retirement occurs prior to age 70.
Employment Agreements. Oritani Bank has entered into employment agreements with each of the named executive officers. The employment agreements are designed to give us the ability to retain the services of the named executive officers, and provide them with severance payments in the event of their involuntary or constructive termination of employment without cause, including termination in connection with a change in control. The rationale for providing these severance payments is to provide security for our named executive officers and stability among our senior management team. The Compensation Committee believes that the employment agreements are consistent with industry practices and desirable for retaining executive talent, and provides stability among our senior management team.

Other. Additionally, the Company provides certain fringe benefits, including retirement plans, termination benefits, and perquisites. The retirement plans consist of:

•
A tax-qualified defined benefit plan (frozen as of December 31, 2008); a 401(k) plan (with an employer matching contribution equal to 50% of the first 6% of employee deferrals); and the ESOP (with annual employer contribution equal to the amount of the annual ESOP loan repayment).

•
A nonqualified Benefit Equalization Plan which provides benefits to certain employees who are disallowed certain benefits under the Company’s qualified benefit plans; a nonqualified Executive Supplemental Retirement Income Agreement for our Chief Executive Officer; and a post-retirement medical plan for certain eligible senior officers.

The Committee considered these items when contemplating the overall compensation package awarded to the named executive officers. The Committee felt that these items were appropriate given the level of responsibility for each named executive officer and that no changes to the programs were warranted.
Other Matters
Corporate Income Tax Considerations. Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit on a publicly-traded company’s federal tax deduction for certain types of compensation paid to the principal executive officer and each of the next three most highly compensated named executive officers, excluding the principal financial officer. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation. It has been the Committee’s practice to structure the compensation and benefit programs offered to the named executive officers in order to maximize the tax deductibility of amounts paid. However, in structuring the compensation programs and in reaching compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize compensation payments, all or part of which would be nondeductible for federal tax purposes.
Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the named executive officers) exceed three times the individual’s “base amount,” (which is the five year average of the disqualified individual’s compensation set forth in his or her Form W-2 and/or Form 1099), they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount. Severance payments to the named executive officers pursuant to their employment agreements and other compensation arrangements that are paid in connection with a change in control of the Company or Oritani Bank are subject to reduction in order to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code.
Accounting Considerations. The Committee considers the financial statement implications of each element of the named executive officers’ compensation. However, the impact of each compensation element on the Company’s overall compensation philosophy and compensation program, including considerations such as balancing long-term and short-term incentives, as well as the projected economic costs of each element are the primary determining factors of the named executive officers’ compensation packages.
Clawback. As a condition to receiving incentive compensation from the Company, each executive officer has entered into an agreement with the Company providing that any bonus and incentive compensation awarded or paid subsequent to the adoption of this policy (July 7, 2011) is subject to recovery or “clawback” by the Company if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the bonus or incentive compensation, as calculated under the restated or corrected financial results, is less than the amount actually paid or awarded under the original financial results.
Executive Stock Ownership Requirements.   The Board believes the Chief Executive Officer and all Executive Vice Presidents should have a financial investment in the Company’s common stock in order to further align their interests with those of stockholders. Executive Vice Presidents are expected to own at least 25,000 shares of Company common stock, and the Chief Executive Officer is expected to own at least 50,000 shares of Company common stock. Each of the relevant executive officers currently exceeds these requirements.

Equity Retention Policy. In 2013, the Board adopted the Equity Retention Policy, which is independent of the stock ownership guidelines described above. This policy applies to all executive officers of the Company. and all members of the Board of Directors. Under the policy, each executive officer is required to retain direct ownership of at least 60% of his or her “covered shares,” net taxes and transaction costs, until six months following the date of the executive officer’s termination of employment. Each director is required to retain direct ownership of at least 50% of his or her “covered shares,” net taxes and transaction costs, until termination of service from the Board of Directors. A “covered share” means any share of Company common stock acquired by an executive officer or director after June 18, 2013 pursuant to an award granted under any equity compensation plan or other written compensatory arrangement.

Anti-Hedging Policy. In 2013, the Board also adopted an anti-hedging policy, which prohibits directors and executive officers from engaging in or effecting any transaction designed to hedge or offset the economic risk of owning shares of Company common stock. Accordingly, any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of Company common stock would affect the value of shares of Company common stock owned by an executive officer or director is prohibited. Cashless exercises of stock options are not deemed short sales and are permitted.

Risk Management
The Committee believes that any risks arising from the Company’s compensation policies and practices for all of its employees, including the named executive officers, are not reasonably likely to have a material adverse effect on the Company or Oritani Bank. In addition, the Committee believes that the mix and design of the elements of the compensation program will encourage senior management to act in a manner that is focused on long-term valuation of the Company and Oritani Bank.
The Committee regularly reviews the Company’s compensation program to ensure that controls are in place so that employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of the Company and Oritani Bank. With respect to the Incentive Plan, the Committee reviews and approves the company-wide performance objectives that determine the bonus payments to be made thereunder. The performance objectives are selected in consultation with an outside consultant, and are customary performance metrics for financial institutions in the Company’s peer group. In addition, the Committee limits the amount of bonuses that can be paid under the plan if the Company fails to achieve its minimum net income goal for the plan year, which ensures that high incentive levels could not be obtained by participants in the plan if the Company’s minimum net income goal is not realized. Furthermore, all bonus payments are subject to clawback in accordance with our clawback policy, which ensures that performance awards are linked to the actual performance of the Company and Oritani Bank and promotes the long-term value creation of the Company and Oritani Bank. Moreover, we instituted our equity retention policy to ensure that our equity incentive plans are more sensitive to risk, which helps ensure the sustainability of our overall performance beyond a one-year performance period.
Finally, by implementing the ESOP, 2007 Equity Plan and 2011 Equity Plan and by having an executive stock ownership requirement and equity retention policy, our senior management team and employees have a significant ownership interest in the Company, which will align their interests with those of the stockholders, and in turn will contribute to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock.

Executive Officer Compensation
Summary Compensation Table.
The following table sets forth for the fiscal years ended June 30, 2013, 2012 and 2011 certain information as to the total remuneration paid to Mr. Lynch, who serves as President and Chief Executive Officer, Mr. Fields, who serves as Executive Vice President and Chief Financial Officer, and the next three most highly compensated executive officers of the Company or Oritani Bank. Each of the individuals listed in the table below is referred to as a “named executive officer.”

Name and principal position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non Equity Incentive Plan Compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($) (3)	All other compensation ($) (4)	Total ($)
Kevin J. Lynch	2013	600,808	—	—	442,104	341,609	495,853	1,880,374
President and	2012	592,088	4,745,345	2,690,353	425,100	1,647,601	283,975	10,384,461
Chief Executive Officer	2011	580,215	—	—	408,750	2,123,935	117,940	3,230,841

Michael A. DeBernardi	2013	303,538	—	—	149,000	153,160	282,918	888,617
Executive Vice President	2012	294,580	2,174,900	1,233,050	144,500	251,823	164,426	4,263,279
and COO	2011	285,798	—	—	140,338	99,106	85,693	610,935

John M. Fields, Jr.	2013	270,673	—	—	125,000	72,687	281,523	749,882
Executive Vice President	2012	247,423	2,174,900	1,233,050	117,900	190,442	163,876	4,127,592
and CFO	2011	243,191	—	—	113,360	31,024	77,750	465,324

Thomas Guinan	2013	265,385	—	—	125,000	13,195	278,157	681,736
Executive Vice President	2012	244,709	2,174,900	1,233,050	117,900	328,670	156,532	4,255,761
and CLO	2011	232,308	—	—	113,360	(12,041)	74,256	407,883

Philip M. Wyks	2013	190,890	—	—	38,178	(34,196)	118,858	313,730
Senior Vice President	2012	190,890	191,200	86,720	38,178	311,397	85,280	903,665
and Corp. Secretary	2011	190,890	—	—	38,000	(31,064)	69,926	267,752

(1)
Includes payments for unused vacation days made to Mr. Lynch of $11,336; $10,691 and $21,239 for 2013, 2012 and 2011, respectively, and to Mr. Fields of $5,288; $2,481 and $10,650 for 2013, 2012 and 2011, respectively.

(2)
Represents the grant date fair value of stock options and restricted stock received by the named executive officers under the 2011 Equity Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values are included in footnote 15 to Oritani Financial Corp.’s audited financial statements for the fiscal year ended June 30, 2013 included in Oritani Financial Corp.’s Annual Report on Form 10-K.

(3)
The amounts in this column reflect the actuarial change in the present value over the course of the fiscal year, of the named executive officer’s benefits under the Defined Benefit Plan and Benefit Equalization Plan and, in the case of Mr. Lynch, an Executive Supplement Retirement Income Agreement and the Directors’ Retirement Plan maintained by Oritani Bank, and, in the case of Mr. DeBernardi, the Director’s Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s audited financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested. The calculated changes have been positively adjusted to reflect any distributions. For fiscal 2013, this column also includes $224,579, $25,211, $35,558, $19,745, and $22,001 of preferential or above-market earnings on non tax-qualified deferred compensation for non-qualified defined contribution plans for Messrs. Lynch, DeBernardi, Fields, Guinan and Wyks, respectively, as well as $55,554 for Mr. DeBernardi of preferential earnings on a similar plan for deferred director fees.

(4)
The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, membership dues and other personal benefits), employee benefits (employer cost of life insurance and health insurance), employer contributions to defined contribution plans (the 401(k) Plan, the ESOP and the Benefit Equalization Plan) and dividends on unvested stock awards. The components of the 2013 total are reported separately under the “All Other Compensation” table below.

All Other Compensation

Name	Fiscal Year	Company Contribution on Medical, Dental, Disability and Insurance Benefits ($)	Auto- mobile Allowance ($)	Company Contribution to ESOP and 401(k) Plan Match ($)	Benefit Equalization Plan Match Contribution ($)	Dividends on unvested stock awards ($)	Country Club Dues ($)	Total ($)
Kevin J. Lynch	2013	18,875	8,684	78,429	41,413	337,535	10,917	495,853
Michael DeBernardi	2013	19,905	11,668	78,429	18,217	154,700	—	282,918
John M. Fields, Jr.	2013	19,832	12,051	78,429	16,511	154,700	—	281,523
Thomas Guinan	2013	13,817	4,303	78,429	16,353	154,700	10,556	278,157
Philip M. Wyks	2013	15,190	4,359	78,429	7,280	13,600	—	118,858

Plan-Based Awards. The following table sets forth certain information as to grants during the 2013 fiscal year of non-equity plan based awards to the named executive officers. There were no grants of any equity plan-based awards to the named executive officers during fiscal 2013.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Threshold	Target	Maximum
	($)	($)	($)
Kevin J. Lynch	147,368	294,736	442,104
Michael DeBernardi	61,400	107,450	153,500
John M. Fields, Jr.	55,000	96,250	137,500
Thomas Guinan	55,000	96,250	137,500
Philip M. Wyks	19,089	28,634	38,178
(1)Assumes full achievement of the individual component of the award total granted under the Incentive Plan.

Incentive Plan. Since the Company’s stockholders approved the Incentive Plan at the Company’s 2008 annual meeting, the annual cash awards paid to senior executives are designed to qualify as “performance-based compensation” that is not subject to the $1 million deduction limit in accordance with Section 162(m) of the Internal Revenue Code.

All full-time executive or senior officers of Oritani Bank are eligible for selection to participate in the Incentive Plan. Each year, the Committee will approve: (i) the employees who will participate in the Incentive Plan for that year; (ii) award levels, which shall be expressed as a percentage of a participant’s base salary for that year, for each participant under the Incentive Plan (these award levels will include threshold, target and maximum award opportunities); (iii) company-wide performance goals. No later than 90 days after the commencement of each performance period (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Committee will establish in writing the performance goals for that performance period as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Committee retains discretion under the Incentive Plan to reduce an award at any time before it is paid. The performance period is generally equal to the Company’s fiscal year (the twelve month period from July 1 to June 30). Payment is generally made in the December following the conclusion of the performance period.
Cash awards may be paid under the Incentive Plan for any performance period only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such performance period and after the Committee certifies that the performance goals for the year have been satisfied. If a participant is not employed by Oritani Bank at the time of the payment, no payment under the Incentive Plan will be made to the Participant except in the discretion of the Committee. If a Participant dies, a payment under the Plan may be awarded in the discretion of the Chief Executive Officer (or the Board, if it is the Chief Executive Officer who dies). Payments will be made after approval by the Committee.

For the 2013 fiscal year, company-wide performance goals focused on the same strategic objectives utilized for the 2012 fiscal year, which were discussed in greater detail in the Compensation Discussion and Analysis. For the 2013 fiscal year, a component was added to the goals regarding return on assets and efficiency ratio. These goals now required measurement from both an absolute measurement and peer comparison perspective.
The results of the Company’s performance compared to the strategic objectives are summarized in the table below:

		RESULT NECESSARY FOR	ACTUAL
GOAL	MEASUREMENT	MAXIMUM	RESULT
Net income "gate"	actual net income	$33,000,000	$39,544,000

Return on assets (a)	Peer quartile	1st	1st
	Minimum ratio	1.00%	1.43%
Efficiency ratio (b)	Peer quartile	1st	1st
	Maximum ratio	40.00%	36.68%
Loan originations	commercial real estate and multifamily	$500 million	$623 million
Asset quality	Nonperforming assets/ total assets	<1.00%	0.91%
Core deposit growth	percentage increase	13.50%	15.67%
a – Oritani had the top ROA of the peer group.
b – Oritani had the top efficiency ratio of the peer group.

The Committee concluded that the named executive officers were eligible for the maximum level of annual cash incentive based on goal achievement for the fiscal year ended June 30, 2013. The Committee’s external consultant, GK Partners, concurred with this conclusion. As of the date of this Proxy Statement, no payments have been made under the Incentive Plan for the 2013 performance period. It is currently expected that payments will made to the named executive officers in amounts that will be equal to, or slightly less than, the amounts shown in the Maximum column of the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards table under Plan Based Awards, above. It is currently expected that such payments will made in December, 2013.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2013 for the named executive officers.

	OUTSTANDING EQUITY AWARDS AT JUNE 30, 2012 Option Awards								Stock Awards
	2007 Equity Plan				2011 Equity Plan				2011 Equity Plan
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expir- ation Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expir- ation Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (S) (3)
Kevin J. Lynch	541,942	—	10.43	5/5/2018	190,182	794,200	11.95	8/18/2021	317,680	4,981,222
Michael DeBernardi	268,252	—	10.43	5/5/2018	91,000	364,000	11.95	8/18/2021	145,600	2,283,008
John M. Fields, Jr.	268,252	—	10.43	5/5/2018	91,000	364,000	11.95	8/18/2021	145,600	2,283,008
Thomas Guinan	250,252	—	10.43	5/5/2018	91,000	364,000	11.95	8/18/2021	145,600	2,283,008
Philip M. Wyks	30,000	—	10.43	5/5/2018	6,400	25,600	11.95	8/18/2021	12,800	200,704

(1)	Stock options expire ten years after grant date.

(2)	The stock option and restricted stock awards vest at a rate of 20% per year, commencing on August 18, 2012.

(3)	Market value calculated using June 30, 2013 closing price of $15.68/share.

Option Exercises And Stock Vested. The following table sets forth information concerning the exercise of stock options, and each vesting of restricted stock during the fiscal year ended June 30, 2013 for the named executive officers.

	Option Exercises and Stock Vested for the Year Ended June 30, 2013
	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (1)	Number of shares acquired on vesting (#)	Value realized on vesting (2)
Kevin J. Lynch	62,542	$250,588	79,420	$1,173,828
Michael DeBernardi	—	—	36,400	537,992
John M. Fields, Jr.	—	—	36,400	537,992
Thomas Guinan	18,000	93,690	36,400	537,992
Philip M. Wyks	9,741	38,282	3,200	47,296

(1)	Amount is equal to the market value on date of exercise, less the option exercise cost, times the number of options exercised.

(2)	Amount is equal to the number of shares that vested times the market value on the date of vesting ($14.78 per share).
Pension Benefits. The following table sets forth information with respect to pension benefits at and for the fiscal year ended June 30, 2013 for the named executive officers. See “Defined Benefit Plan,” “Director’s Retirement Plan,” “Benefit Equalization Plan” and “Executive Supplemental Retirement Income Agreement” for a discussion of the plans referenced in this table.

Pension Benefits at and for the fiscal year ended June 30, 2013(1)
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Kevin J. Lynch	Defined Benefit Plan	22.67	569,000	—
	Directors’ Retirement Plan	15.50	972,000	—
	Benefit Equalization Plan (2)	8.50	5,964,000	—
	Executive Supplemental Income Agreement	19.67	345,000	—
Michael DeBernardi	Directors’ Retirement Plan	10.67	225,000	—
John M. Fields, Jr.	Defined Benefit Plan	10.67	29,000	—
	Benefit Equalization Plan (2)	21.17	544,000	—
Thomas Guinan	Defined Benefit Plan	5.50	20,000	—
	Benefit Equalization Plan (2)	32.50	1,093,000	—
Philip M. Wyks	Defined Benefit Plan	22.67	569,000	—
	Benefit Equalization Plan (2)	15.50	972,000	—

(1)
The figures shown are determined as of the plan’s measurement date of June 30, 2013 for purposes of the Company’s audited financial statements. For mortality, discount rate and other assumptions used for this purpose, please refer to note 14 in the audited financial statements included in the Company’s Annual Report on Form 10-K.

(2)	Amount reflects the pension benefit portion of the Benefit Equalization Plan.

Nonqualified Deferred Compensation.
The following table sets forth information with respect to the portion of the Benefit Equalization Plan that supplements the 401(k) Plan and the ESOP, as well as the Deferred Director Fee Plans for Mr. DeBernardi, at and for the fiscal year ended June 30, 2013 for the named executive officers.

Nonqualified Deferred Compensation (401k) at and for the Fiscal Year Ended June 30, 2013
Name	Executive contributions in last fiscal year	Registrant contributions in last fiscal year (1)	Aggregate earnings in last fiscal year (2)	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end (4)
Kevin Lynch	$260,000	$41,413	$231,339	$—	$2,851,617
Michael DeBernardi	90,000	18,217	92,503	—	1,136,640
John M. Fields, Jr.	104,000	16,511	52,574	—	677,417
Thomas Guinan	55,000	16,353	29,194	—	377,870
Philip M. Wyks	18,750	7,280	25,199	—	306,397
Nonqualified Deferred Compensation (ESOP) at and for the Fiscal Year Ended June 30, 2013
Name	Executive contributions in last fiscal year	Registrant contributions in last fiscal year (3)	Aggregate earnings in last fiscal year	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end (5)
Kevin Lynch	$—	$220,186	$—	$—	$1,645,983
Michael DeBernardi	—	73,395	—	—	486,207
John M. Fields, Jr.	—	68,129	—	—	451,945
Thomas Guinan	—	67,450	—	—	445,036
Philip M. Wyks	—	6,803	—	—	50,144

(1)	The amounts reported in this column were also reported as compensation in the Summary Compensation Table as components of the 2013 total for “All Other Compensation.”

(2)
For Messrs. Lynch, DeBernardi, Fields, Guinan and Wyks, $224,579, $80,765, $35,558, $19,745, and $22,001, respectively, were reported as components of the 2013 total for “Change in pension value and non-qualified deferred compensation earnings” in the Summary Compensation Table as preferential or above-market earnings on non tax-qualified deferred compensation.

(3)
The amounts reported in this column were also reported as compensation in the Summary Compensation Table as components of the 2013 total for “Change in pension value and nonqualified deferred compensation earnings.” This total includes the total cost associated with the increased value of the phantom stock allocated to the named executive officer’s account that occurred during the 2013 fiscal year.

(4)
Of the aggregate balance at June 30, 2013, a total of $656,822; $236,050; $113,376; $79,154 and $63,545 have been reflected for Messrs. Lynch; DeBernardi; Fields; Guinan and Wyks, respectively, in the Summary Compensation Tables for 2013, 2012 and 2011.

(5)
Of the aggregate balance at June 30, 2013, a total of $747,967; $197,709; $174,070; $169,546 and $16,305 have been reflected for Messrs. Lynch; DeBernardi; Fields; Guinan and Wyks, respectively, in the Summary Compensation Tables for 2013, 2012 and 2011.

Benefit Plans and Arrangements
Employment Agreements. Oritani Bank entered into an amended and restated employment agreement with Kevin J. Lynch effective as of December 31, 2008. The agreement had an initial term of three years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, Mr. Lynch’s current base salary is $589,472. The base salary is reviewed at least annually and may be increased, but not decreased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive is also entitled to reimbursement of business expenses, including fees for membership in a country club, a health club, and such other clubs and organizations as appropriate for business purposes. The executive is entitled to indemnification to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with any action in which he may be involved by reason of having been an officer or director of Oritani Bank. Upon retirement at 70 (or at an earlier age in accordance with any retirement arrangement established with the executive’s consent) the executive and his spouse would be entitled to continuing health care insurance coverage until the death of the executive and his spouse.
The executive is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event: (A) the executive’s employment is terminated for reasons other than (1) just cause; (2) disability; (3) death, (4) retirement; or (5) a change in control, or (B) the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope, (3) a relocation of the executive’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or a material reduction in the benefits and perquisites from those being provided to the executive as of the effective date of the employment agreement, (4) the liquidation or dissolution of Oritani Bank, or (5) a breach of the employment agreement by Oritani Bank, then the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of the Company, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus paid to him during the term of the employment agreement, plus continuation of insurance coverage for 36 months. In the event the severance payment provisions of the employment agreement are triggered, the executive would be entitled to a cash severance benefit in the amount of approximately $3.2 million.
Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Oritani Bank for one year following termination of employment in any city, town or county in which Oritani Bank has an office or has filed an application for regulatory approval to establish an office. Should the executive become disabled, Oritani Bank would continue to pay the executive his base salary, bonuses and other cash compensation for the longer of the remaining term of the employment agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Oritani Bank, the executive’s beneficiary or estate will be paid the executive’s base salary for the remaining term of the employment agreement and the executive’s family will be entitled to continuation of medical and dental benefits.
Oritani Bank has entered into employment agreements with Messrs. DeBernardi, Fields, Guinan and Wyks that are substantially similar to the employment agreement of Mr. Lynch, except that each of these agreements has a term of two years and entitles the executive to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus and to the continuation of life, medical, and dental coverage for 24 months or as provided in the Oritani Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of the Company, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus paid to him or her during the term of the employment agreement, plus continuation of insurance coverage for 24 months.
Benefit Equalization Plan. Oritani Bank adopted the 2008 Benefit Equalization Plan to provide certain executives with benefits to which they would otherwise be entitled under Oritani Bank’s Defined Benefit Pension Plan, 401(k) Plan and ESOP, but for the limitations imposed by the Internal Revenue Code. The 2008 Benefit Equalization Plan was originally adopted in 2005 to incorporate the required provisions of Code Section 409A and was amended and restated in January 2008 in order to incorporate the final Department of the Treasury regulations issued under Code Section 409A. Oritani Bank’s prior Benefit Equalization Plan was frozen effective as of December 31, 2004. The 2008 Benefit Equalization Plan is materially similar to the frozen Benefit Equalization Plan, except that a participant’s elections regarding distributions under the tax-qualified 401(k) Plan, the ESOP and Defined Benefit Pension Plan control the form and timing of distributions of a participant’s account in the frozen Benefit Equalization Plan. This provision is no longer permitted with respect to deferrals or accruals subject to Code Section 409A and is not included in the 2008 Benefit Equalization Plan. Employees who are president, executive vice president, senior vice president and vice president of Oritani Bank are eligible to participate in the plan. During the 2013 fiscal year, fourteen current employees and one retired employee participated in the 401(k) Plan portion of the 2005 Benefit Equalization Plan and five current employees participated in the ESOP portion of the 2008 Benefit Equalization Plan. A committee appointed by the Oritani Bank Board of Directors administers the plan, as well as determines the employees eligible for participation. The term “Benefit Equalization Plan” as referenced in the compensation tables set forth above and below refers to both the 2008 Benefit Equalization Plan and the frozen Benefit Equalization Plan.
Under the 401(k) Plan portion of the 2008 Benefit Equalization Plan, participants may make annual deferrals of compensation in an amount up to the difference between the maximum amount the participant would be permitted to contribute to 401(k) Plan for the given year but for the limitations of the Internal Revenue Code and the deferrals actually made to the 401(k) Plan by the participant for the plan year. Oritani Bank establishes a supplemental 401(k) plan account for each participant and credits the account with such contributions. In addition, the participant’s account is credited monthly with earnings at a rate equivalent to the greater of (i) the Citibank Prime Rate, or (ii) nine percent (9%), plus matching contributions. For the 2013 fiscal year, a total of $433,000 in interest was credited to the accounts of current employees under this plan. Upon termination of service due to any reason other than death, the supplemental 401(k) plan benefit (equal to the participant’s supplemental 401(k) plan account) will be payable either in a lump sum or in up to 5 annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental 401(k) plan benefit under the 2008 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.
Upon termination of service due to any reason other than death, a participant will also be entitled to a benefit equal to the difference between the actuarial present value of the participant’s normal retirement benefit under Oritani Bank’s Defined Benefit Pension Plan and the actuarial present value of his normal retirement benefit calculated pursuant to the terms of the Defined Benefit Pension Plan, without the application of the limitations imposed by the Internal Revenue Code, which amount will be reduced and offset by the corresponding benefit amount payable to the participant under the frozen Benefit Equalization Plan. The supplemental defined benefit plan benefit under the 2008 Benefit Equalization Plan will be payable to the participant in monthly installments for the longer of 120 months or the remainder of the participant’s life. In the event of the participant’s death before 120 installments have been paid, the participant’s beneficiary will receive the present value of the remaining monthly installments in a lump sum. Alternatively, the participant may also make, prior to commencement of the supplemental defined benefit plan benefit, a one-time irrevocable election to receive his benefit under the plan in the form of a 100% joint and survivor annuity or a 50% joint and survivor annuity. Upon termination of service due to death, the supplemental defined benefit plan benefit under the 2008 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election. A participant’s supplemental defined benefit plan amount payable under the 2008 Benefit Equalization Plan will be reduced and offset by the corresponding supplemental defined benefit plan amount payable under the frozen Benefit Equalization Plan.
The supplemental employee stock ownership plan benefit under the 2008 Benefit Equalization Plan is denominated in shares of phantom stock equal to the difference between the number of shares of the Company common stock that would have been allocated to the participant under the employee stock ownership plan,, but for the limitations imposed by the Internal Revenue Code, and the actual number of shares of the Company common stock allocated to the participant under the Oritani Bank employee stock ownership plan for the relevant plan year. In addition, the participant is entitled to receive earnings on the phantom shares deemed allocated to his or her account, based on the fair market value of the Company common stock on such date. Upon termination of service due to any reason including death, the supplemental employee stock ownership plan benefit will be payable either in a lump sum or in up to five annual installments, as elected by the participant pursuant to his initial deferral election. On May 10, 2010, participation in the employee stock ownership portion of the 2008 Benefit Equalization Plan was frozen such that no new participants may join the plan after that date. In July 2011, a rabbi trust was established to fund the cash equivalent of the participant’s accrued balance of phantom shares at June 30, 2011. The trustee purchased actual shares of Company common stock with this cash in order to minimize the future cost of this benefit due to dividends and increases in the value of the Company’s common stock. The trustee will purchase additional shares annually as additional phantom shares are due the employee under the plan.
In the event of a change in control of Oritani Bank or the Company, the participant’s supplemental 401(k) plan benefit, supplemental employee stock ownership plan benefit, and supplemental defined benefit plan benefit will be paid to the participants in a lump sum at the time of the change in control, unless a participant has selected an alternative form of distribution upon a change in control. Such an election, if made, was required to be made by a participant not later than December 31, 2008, or with respect to new plan participants within thirty days after the participant first becomes eligible to participate in the 2008 Benefit Equalization Plan.
Executive Supplemental Retirement Income Agreement. Oritani Bank entered into an Executive Supplemental Retirement Income Agreement (the “Agreement”) for Kevin J. Lynch (the “Executive”) effective as of January 1, 2005. The Agreement provides for the payment of a supplemental retirement income benefit equal to 70% of the Executive’s highest average annual base salary and bonus (over a 36-consecutive month period within the last 120 consecutive months of employment), reduced by the sum of the Executive’s (i) annuitized value of the benefits payable from Oritani Bank’s Defined Benefit Pension Plan, (ii) annuitized value of the benefits payable under the defined benefit portion of Oritani Bank’s frozen Benefit Equalization Plan and 2005 Benefit Equalization Plan and (iii) annuitized value of one-half of the Executive’s Social Security benefits attributable to Social Security taxes paid by Oritani Bank on behalf of the Executive, reduced by the Social Security offset under the Oritani Bank’s Defined Benefit Pension Plan. In the event the Executive dies prior to termination of employment or after termination of employment but prior to the payment of any portion of the supplemental retirement income benefit, the Executive’s beneficiary will be entitled to a survivor’s benefit, payable in 240 monthly installments, and equal to the supplemental retirement income benefit determined as if the Executive retired on the day before his death and commenced receiving benefits at such time. In the event the Executive dies while receiving benefits under the Agreement, the unpaid balance of benefits will be paid to the Executive’s beneficiary for the remainder of the 240 installments. Upon the Executive’s retirement, the Executive will be entitled to a supplemental retirement income benefit payable in monthly installments over the longer of 240 months or the Executive’s lifetime. In the event the Executive is a “specified employee,” payments will commence the first day of the 7th month following the Executive’s retirement, but only to the extent necessary to comply with Code Section 409A. In the event the Executive becomes disabled, he will be entitled to a supplemental disability benefit equal to the supplemental retirement income benefit calculated as if the Executive retired on the date of his termination of employment due to disability. In the event of the Executive’s termination of employment within 3 years following a change in control, other than due to termination for cause, the Executive will be entitled to a full supplemental retirement income benefit calculated as if the Executive had retired following his normal retirement date. Payments to the Executive in the event of a change in control will be made in 240 monthly installments.
Directors’ Retirement Plan. Messrs. Lynch and DeBernardi are eligible to participate in the 2005 Directors’ Retirement Plan. Please see “Director Compensation –Director’s Retirement Plan” for further details.
Senior Officers Post-Retirement Medical Coverage. Senior officers designated by the Board of Directors who have attained age 52 and have at least five years of service, are eligible to participate in the senior officers post-retirement medical coverage program. If a participant dies after becoming eligible for coverage but prior to retirement, the individual will be deemed to have retired on the day before the individual died. Coverage will begin at the time of retirement and continue at the same level as before retirement. Retirees who are eligible for Medicare benefits will have benefits under the program coordinated with Medicare benefits. The spouse of a senior officer covered under the program will be entitled to medical coverage for life. Oritani Bank’s contribution to the program will be limited to two times the medical insurance premium at the time of the individual’s retirement. During fiscal 2012, eight current employees were eligible for participation in the Senior Officers Post-Retirement Medical Coverage, including each named executive officer, and the total cost to Oritani Bank during fiscal 2013 was $337,000.
Group Life Insurance Retirement Plan. In conjunction with its investment in Bank Owned Life Insurance, Oritani Bank implemented this plan which provides selected employees, including each named executive officer, with post-retirement life insurance. Coverage under this plan is only applicable to selected employees who retire from Oritani Bank while participating in this plan (or if their termination is due to disability or change in control). The coverage provided under this plan to a participant’s beneficiary in the event of his or her death is equal to: two times annual base salary for vice presidents and above; and one time annual base salary for assistant vice presidents and below. The Company incurs no additional cost to provide the coverage, however, there is an expense accrual associated with the benefit. This accrual totaled $31,000 during fiscal 2013.
401(k) Plan.  The Oritani Bank Employees’ Savings & Profit Sharing Plan and Trust (the “401(k) Plan”) is a defined contribution employee savings plan covering all eligible employees of Oritani Bank.. Employees who have completed 250 hours of service during a 3 consecutive month period are eligible to participate in the 401(k) plan.  Employees who have completed 1,000 hours of service during a 12-consecutive-month period will receive the employer match component of the plan.   Participants may contribute up to 50% of their plan salary to the plan. Oritani Bank will provide matching contributions at the rate of 50% of the participant’s contributions, up to 6% of each participant’s monthly plan salary. Employee and employer contributions are 100% vested at all times. In general, under federal tax law limits, the annual elective deferrals made to the plan may not exceed the lesser of 100% of the participant’s total compensation or $17,500 for the 2013 calendar year.  Participants who have attained age 50 before the end of a calendar year will be eligible to make catch-up elective deferral contributions in accordance with Section 414(v) of the Internal Revenue Code. The maximum catch-up elective deferral contribution level for 2013 is $5,500. This amount is periodically adjusted for inflation. Contributions are invested at the participant’s direction in one or more of the investment funds provided under the plan including an employer stock fund providing participants the opportunity to purchase shares of employer stock for their accounts.  A loan program is available to plan participants. In general, participants may make only one withdrawal from their accounts per calendar year while they are employed, subject to certain limitations; upon termination of employment, they may make withdrawals from their accounts at any time. Participants who become disabled may withdraw from their vested account balance as if they had terminated employment. In the event of a participant’s death, the participant’s beneficiary will be entitled to the value of the participant’s account. Employer contributions for the 2013 fiscal year were $154,000.
Defined Benefit Plan. Oritani Bank participates in the Financial Institutions Retirement Fund, a multiple-employer defined benefit plan, for the benefit of its employees (the “Defined Benefit Plan” or “Defined Benefit Pension Plan”). Employees of Oritani Bank who are ages 21 or older and who have completed 12 months of employment are eligible to participate in the plan. Participants become vested in their retirement benefit upon completion of 5 years of employment. Participants who have reached age 65 automatically become 100% vested, regardless of the number of completed years of employment. Payments of benefits under the plan are made in the form of a life annuity with 120 payments guaranteed unless one of the optional forms of distribution has been selected. Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.25% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary, up to the covered compensation limits, for the 5 highest paid consecutive years of benefit service. In addition, the participant will be entitled to an annual retirement benefit equal to 1.75% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary in excess of the covered compensation limits, for the 5 highest paid consecutive years. The covered compensation limit is the average of the maximum wage subject to FICA taxes (i.e., the social security wage base) for the 35-year period preceding social security retirement age. In the event a participant has more than 35 years of service, the benefit attributable to benefit service completed in excess of 35 years will be calculated by using a 1.75% accrual rate for the portion of a participant’s high-5 year average salary below the covered compensation limit. Participants who terminate employment prior to age 65 will be entitled to a reduced retirement benefit calculated by applying an early retirement factor based on the participant’s age when payments begin. The earliest age at which a participant may receive retirement benefits is age 55.
Normal and early retirement benefits are payable over the longer of the lifetime of the retiree or 120 monthly installments. In the event a retiree dies before 120 monthly installments have been paid, the retiree’s beneficiary will be entitled to the value of such unpaid installments paid in a lump sum. The participant or beneficiary may elect to have benefits paid in the form of installments. In the event a participant dies while in active service, his beneficiary will be entitled to a lump sum death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10.0% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus refund of the participant’s contributions, if any, with interest.
This plan was frozen as of January 1, 2009. Existing participants remain eligible to receive their accrued benefit as of that date; however, no new benefits will accrue under the plan. Employer contributions for fiscal 2013 were $100,000.
Stock Benefit Plans
Employee Stock Ownership Plan. The Oritani Bank Employee Stock Ownership Plan (“ESOP” or “employee stock ownership plan”) was adopted in connection with our initial stock offering in 2007. Employees who are at least 21 years old with at least one year of employment with Oritani Bank are eligible to participate. The employee stock ownership plan trust originally borrowed funds from the Company and used those funds to purchase a shares of our common stock equal to 3.92% of the outstanding shares of common stock, including shares of common stock issued to Oritani Financial Corp., MHC and to the Oritani Bank Charitable Foundation, that were issued in connection with our initial public offering. In connection with our Second-Step Conversion and related stock offering, the ESOP loan was refinanced and the ESOP purchased 4% of the stock offering. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Oritani Bank discretionary contributions to the employee stock ownership plan over a period of not more than 25 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is 6% until December 31, 2014 and thereafter a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.
Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year except for the first year of credited service, for which no vesting is earned. Benefits are fully vested upon completion of six years of credited service. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Oritani Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. We are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate and each participant’s ESOP account balance will become fully vested.

Stock-Based Incentive Plans. We adopted Equity Incentive Plans (“Equity Plans”) to provide our officers, employees and directors with additional incentives to promote our growth and performance and to align their interests with our stockholders. Stockholders approved the 2007 Equity Plan on April 22, 2008 and the 2011 Equity Plan on July 26, 2011. Please see “Equity Incentives” under “Elements of the Compensation Package” of the Compensation Discussion and Analysis for additional information on the Equity Plans.
The Equity plans are administered by the Compensation Committee. Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Plans. The Compensation Committee may determine the type and terms and conditions of awards under the Equity Plans, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted in a combination of incentive and non-qualified stock options, stock appreciation rights, restricted stock or restricted stock units, provided however that non-employee directors may not receive incentive stock options.

Unless the Committee specifies otherwise, awards will vest at the rate of 20% per year commencing one year after the date of grant (such that the awards will be fully vested five years from the grant date); subject to acceleration of vesting, to the extent specified by the Committee, in the event of death, disability, or due to a change in control. The Compensation Committee may in its discretion elect to use a different vesting schedule or different performance measures set forth in the Equity Plans.
Potential Payments Under Termination or Change in Control Agreements.
The tables below reflect the amount of compensation to each of the named executive officers pursuant to such individual’s employment agreement and our non-qualified benefit plans and equity incentive plans in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements, non-qualified benefit plans and equity incentive plans (prior to a change in control) or termination for cause. The amount of compensation payable to each named executive officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability or death is shown below. The amounts shown assume that such termination was effective as of June 30, 2013, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out could only be determined at the time of such executive’s separation from the Company.

Termination Payments

Name	Involuntary Termination		Involuntary Termination after Change in Control		Retirement		Disability		Death
Kevin J. Lynch
Employment Agreement	$3,151,362	(1)	$3,151,362	(1)	$—	(2)	$1,523,375	(3)	$1,506,988	(4)
Exec. Supplemental Retirement
Income Agreement	5,964,000	(5)	5,964,000	(5)	5,964,000	(5)	5,964,000	(5)	5,964,000	(5)
Benefit Equalization Plan	5,469,600	(6)	5,469,600	(6)	5,469,600	(6)	5,469,600	(6)	5,469,600	(6)
Directors’ Retirement Plan	569,000	(7)	569,000	(7)	569,000	(7)	569,000	(7)	569,000	(7)
Unvested Equity Awards	—		7,943,588	(8)	7,943,588	(8)	7,943,588	(8)	7,943,588	(8)
Michael DeBernardi
Employment Agreement	$951,810	(1)	$951,810	(1)	$—	(2)	$491,701	(3)	$485,564	(4)
Benefit Equalization Plan	782,726	(6)	782,726	(6)	782,726	(6)	782,726	(6)	782,726	(6)
Directors’ Retirement Plan	—	(7)	345,000	(7)	—	(7)	345,000	(7)	345,000	(7)
Unvested Equity Awards	—		3,640,728	(8)	3,640,728	(8)	3,640,728	(8)	3,640,728	(8)
John M. Fields, Jr.
Employment Agreement	$839,664	(1)	$839,664	(1)	$—	(2)	$443,460	(3)	$438,665	(4)
Benefits Equalization Plan	1,158,362	(6)	1,158,362	(6)	1,158,362	(6)	1,158,362	(6)	1,158,362	(6)
Unvested Equity Awards	—		3,640,728	(8)	3,640,728	-8	3,640,728	(8)	3,640,728	(8)
Thomas Guinan
Employment Agreement	$827,634	(1)	$827,634	(1)	$—	(2)	$434,412	(3)	$431,550	(4)
Benefits Equalization Plan	842,906	(6)	842,906	(6)	842,906	(6)	842,906	(6)	842,906	(6)
Unvested Equity Awards	—		3,640,728	(8)	3,640,728	(8)	3,640,728	(8)	3,640,728	(8)
Philip M. Wyks
Employment Agreement	$488,512	(1)	$488,512	(1)	$—	(2)	$309,967	(3)	$310,113	(4)
Benefits Equalization Plan	356,541	(6)	356,541	(6)	356,541	(6)	356,541	(6)	356,541	(6)
Unvested Equity Awards	—		296,192	(8)	296,192	(8)	296,192	(8)	296,192	(8)
(1)    For Mr. Lynch, this amount represents (i) three times the sum of his: (A) highest base salary paid during the term of the agreement, plus (B) highest bonus earned during the last three completed fiscal years; and (ii) the value of 36 months of continued life, disability, medical and dental insurance coverage. For all other named executive officers, this amount represents (i) two times the sum of the executive’s: (A) highest base salary paid during the term of the agreement, plus (B) highest bonus earned during the last three completed fiscal years; and (ii) the value of 24 months of continued life, disability, medical and dental insurance coverage. In the event the named executive officer’s termination is in connection with a change in control, the change in control termination payment payable under his employment agreement could be reduced to avoid penalties under Section 280G of the Internal Revenue Code.
(2)    Each named executive officer is entitled to no payments or benefits under his employment agreement as a result of his retirement.
(3)    Amount represents the named executive officer’s base salary and continued life, medical, dental and disability insurance for the remaining term of the employment agreement, without any reduction for payments under bank-sponsored disability programs.
(4)    Represents the base salary and medical, dental, family and other benefits payable to the named executive officer’s beneficiary for the remaining term of the employment agreement.
(5)    Amount represents 100% of the present value of Mr. Lynch’s accumulated benefit under his Executive Supplemental Retirement Income Agreement.
(6)    Amount represents the named executive officer’s aggregate accumulated benefit of the defined benefit, 401(k) and vested ESOP portion of the Benefit Equalization Plan. Mr. DeBernardi is 80% vested in the ESOP portion of his Benefit Equalization Plan balance, each of the other named executive officers are 100% vested in their balance.
(7)    Amount represents the present value of Messrs. Lynch’s and DeBernardi’s accumulated benefit under the 2005 Directors’ Retirement Plan. Because Mr. DeBernardi is not currently vested in his accumulated benefit under the 2005 Directors’ Retirement Plan, his accumulated benefit is only payable upon death, disability or a change in control.
(8)    Amount reflects the dollar value of the accelerated vesting of the named executive officer’s outstanding unvested stock options and restricted stock awards as of June 30, 2013. For each stock option award, the dollar value represents the difference between the fair market value of one share of

Company common stock and the exercise price as of June 30, 2013. For each restricted stock award, the dollar value represents the fair market value of one share of Company common stock as of June 30, 2013. The fair market value of one share of Company common stock was $15.68 on June 30, 2013. Such amounts in column “Involuntary Termination after a Change in Control” are due to the named executive officer in conjunction with a change in control and not dependent on a subsequent termination.

Director Compensation
Each of the individuals who serves as a director of the Company also serves as a director of Oritani Bank and earns director fees in each capacity. Each non-employee director is currently paid a fee of $1,750 for each Company meeting attended and a fee of $1,750 for each Oritani Bank meeting attended. There are no separate fees paid for committee meetings attended. Additionally, each director receives a monthly retainer of $1,750 from each of the Company and Oritani Bank. Additional annual retainers are paid to the Lead Director/Chairman of the Audit Committee ($21,000) and the Chairmen of the other Board of Directors’ committees ($11,000). The Lead Director/Chairman of the Audit Committee is Director Antonaccio.

The following table sets forth the total fees and certain other remuneration paid to the non-management directors during fiscal year 2013. Information with respect to director compensation paid to directors who are also named executive officers is included above in “Executive Officer Compensation—Summary Compensation Table.”

	Fees Earned or	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation
Name	Paid in Cash			Earnings (1)	Total
Nicholas Antonaccio	$105,000	$—	$—	$25,624	$130,624
James J. Doyle	95,000	—	—	121,631	216,631
Robert S. Hekemian	95,000	—	—	70,580	162,080
John J. Skelly, Jr.	95,000	—	—	38,707	133,707

(1)
The amounts in this column reflect the actuarial change in the present value at June 30, 2013 compared to June 30, 2012, of the directors’ benefits under the Directors’ Retirement Plan maintained by Oritani Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s audited financial statements and includes amounts for which the director may not currently be entitled to receive because such amounts are not vested. This column also includes $83,624; $97,631; $73,580 and $77,707 of preferential or above-market earnings on non tax-qualified deferred compensation for Directors Antonaccio, Doyle, Hekemian and Skelly, respectively, under the Directors’ Deferred Fee Plan.

Directors Deferred Fee Plans. Oritani Bank adopted the 2005 Directors Deferred Fee Plan, effective as of January 1, 2005, in order to include the provisions required by Section 409A of the Internal Revenue Code. Contributions to Oritani Bank’s prior Directors Deferred Fee Plan were frozen, effective as of December 31, 2004. Each month, Oritani Bank credits a director’s account under the 2005 Directors Deferred Fee Plan with the amount such director elects to defer. The director’s deferral election must generally be submitted to Oritani Bank prior to January 1 of the plan year in which the fees to be deferred are otherwise payable to the director and is irrevocable with respect to the fees covered by such election. Each director’s account under the plans is credited every month with interest at a rate equal to the greater of the Citibank Prime Rate or a 9% annualized rate.

A committee appointed by the Oritani Bank Board of Directors administers the plan. The committee may in its discretion permit a director to request that his deferred fee account(s) be invested in an alternative investment such as equity securities, fixed income securities, money market accounts and cash. The account of a director who has selected an alternative investment is credited with earnings or losses based on the investment selected. A director is 100% vested at all times in his deferred fee account(s).

Unless the director has designated a specified payment date, the director’s account balance under the 2005 Directors Deferred Fee Plan will be payable upon the earlier of: (i) separation from service; (ii) death; (iii) disability; or (iv) a change in control of the Company. The benefit will be paid in the form of a lump sum or up to 10 annual installments, as elected by the director in his deferral election form.

With regard to the frozen Directors Deferred Fee Plan, the director’s account balance thereunder is payable upon either the director’s designated retirement age or actual retirement, as elected by the director. Alternatively, the director may elect to receive an in-service distribution, provided that such distribution will be payable no earlier than January 1st of the calendar year that is at least two years following the year for which the deferral election made. In the event of death or disability, the director’s benefit will be payable to the director (or his beneficiary) at the time specified in his deferral election. All benefits are payable in the form of either a lump sum or 10 annual installments, as elected by the director in his deferral election form.

During fiscal year 2013, Oritani Bank credited $450,000 in interest to directors’ accounts under the Directors Deferred Fee Plans.
Director’s Retirement Plan. Oritani Bank maintains the 2005 Director’s Retirement Plan that was adopted as a restatement of the Director’s Retirement Plan and is intended to comply with section 409A of the Internal Revenue Code. Oritani Bank’s prior Director’s Retirement Plan was frozen, effective as of December 31, 2004. Benefits payable under the 2005 Director’s Retirement Plan are reduced by the amount of the retirement benefits payable to the director under the frozen Director’s Retirement Plan.
The 2005 Director’s Retirement Plan provides retirement, medical and death benefits to directors, including directors who are also employees, who have at least five years of service and retire after attaining age 65, or who, after attaining age 60 retire, die or become disabled. Upon retirement on or after attaining age 65 with at least ten years of cumulative service, an eligible director’s annual retirement benefit is equal to 50% of the director’s aggregate annual compensation with respect to his final year of service, including fees paid to the director for attendance at regular monthly meetings and annual meetings of Oritani Bank and the Company, monthly retainers, and any additional annual retainers paid to the director for service as a committee chair, lead director or otherwise. The annual retirement benefit is generally payable to the director (and his beneficiary) in the form of either a single life annuity or joint and survivor annuity, provided, however, that a director may elect (in accordance with the terms of the plan) may elect to receive the actuarial equivalent of his lifetime annual retirement benefit in the form of a lump sum in the event of his disability or separation from service within two years of a change in control of Oritani Bank.
If, after attaining age 60, a director retires, dies or becomes disabled, and such director has more than five years of service the director or his beneficiary will be entitled to the following percentage of benefit: 50% if the director has 5 to 6 years of service, 60% if the director has 6 to 7 years of service, 70% if the director has 7 to 8 years of service, 80% if the director has 8 to 9 years of service, 90% if the director has 9 to 10 years of service and 100% if the director has more than 10 years of service. In the event of a change in control, each director will be deemed to have 10 years of service and attained age 65 for the purpose of calculating his benefit under the plan. A director who retires prior to age 60 for any reason shall receive no benefit under the plan.
Each director was entitled to elect prior to December 31, 2006 to receive a lump sum payment upon a change in control in an amount equal to the present value of his plan benefits. Benefits under the plan are generally payable in monthly installments for the director’s lifetime or as a joint and survivor form of benefit depending on the director’s marital status at the time of the payment triggering event. Notwithstanding the foregoing, a director was permitted to elect prior to December 31, 2008, to receive his plan benefits in the form of a lump sum payment in the event of his disability prior to termination of service.
In the event a director who has served on the Board of Directors for at least five years dies while in service, the director’s spouse will be entitled to a benefit calculated as if the director had continued service until age 65. The amount of the survivor’s benefit will be based on the number of years the director would have served on the Board of Directors assuming the director served on the Board of Directors until age 65. The benefit will be payable to the director’s spouse for the remainder of the spouse’s life, along with medical benefits. As also described above under “Senior Officers and Directors Post-Retirement Medical Coverage,” medical benefits provided to directors and their spouses prior to the date of their retirement will continue to be provided to retired directors and their spouses, as long as the director lives, or, in the event the director dies while in office, the medical benefits will continue to be provided to the director’s spouse for his or her lifetime. In the event the cost of medical benefits provided under the plan exceeds 200% of the cost of such benefits to Oritani Bank immediately prior to the director’s retirement, the cost in excess of 200%

will be paid by the retired director or his or her spouse. The total cost of the plan to Oritani Bank during the 2013 fiscal year was $549,000.
Directors also receive $50,000 of post-retirement life insurance coverage, which was obtained in conjunction with the Company’s purchase of Bank-Owned Life Insurance See “Group Life Insurance Retirement Plan” above for further details. The Company incurs no additional cost to provide this coverage; however, there is an immaterial accrual expense associated with the benefit.
Stock-Based Incentive Plans. The non-management directors are eligible to participate in the 2007 Equity Plan and the 2011 Equity Plan. Please see “Stock Benefit Plans” under “Benefit Plans and Arrangements” above for additional information regarding these plans. The following table sets forth information with respect to outstanding equity awards as of June 30, 2013 for the non-management directors:

Stock Awards - 2011 Equity Plan
	Outstanding	Market Value
	Unvested	of Restricted
	Restricted Stock as	Stock that has
Name	of June 30, 2013 (#)	not vested (1)

Nicholas Antonaccio	80,000	$1,254,400
James J. Doyle	72,800	1,141,504
Robert S. Hekemian	72,800	1,141,504
John J. Skelly, Jr.	72,800	1,141,504

(1)	Market value calculated using June 30, 2013 closing price of $15.68/share.

Stock Options
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option	Option
	Unexercised	Unexercised	Exercise	Expir-
	Options (#)	Options (#)	Price	ation
Name	Exercisable (1)	Unexercisable	($)	Date (2)

2011 Equity Plan
Nicholas Antonaccio	50,000	200,000	$11.95	08/18/21
James J. Doyle	45,500	182,000	11.95	08/18/21
Robert S. Hekemian	45,500	182,000	11.95	08/18/21
John J. Skelly, Jr.	45,500	182,000	11.95	08/18/21

2007 Equity Plan
Nicholas Antonaccio	178,834	-	$10.43	05/05/18
James J. Doyle	99,999	-	10.43	05/05/18
Robert S. Hekemian	178,834	-	10.43	05/05/18
John J. Skelly, Jr.	148,834	-	10.43	05/05/18

(1)	The stock option awards vest at a rate of 20% per year, commencing on August 18, 2012.

(2)	Stock options expire ten years after grant date.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended June 30, 2013 was KPMG LLP (“KPMG”). The Audit Committee of the Board has approved the engagement of KPMG to be the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, subject to the ratification of the appointment by the Company’s stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.
Fees Paid to KPMG
Set forth below is certain information concerning aggregate fees for professional services rendered by KPMG during fiscal years 2013 and 2012:
Audit Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $320,000 for fiscal 2013 and $325,000 for fiscal 2012. The fees in fiscal 2012 included onetime fees of $15,000 due to additional audit work related to the Company’s core system conversion. In addition, fees billed to the Company by KPMG for professional services rendered in conjunction with the audit of the Company’s ESOP and 401(k) plans were $32,000 for fiscal 2013 and $30,000 for fiscal 2012.
Audit Related Fees.  The aggregate fees billed to the Company by KPMG were $4,000 during fiscal 2012.  There were no audit related fees billed for fiscal 2013. The 2012 services pertain to the issuance of a consent.
Tax Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for tax compliance were $70,850 and $63,850 during fiscal 2013 and 2012, respectively.
All Other Fees. There were no “All Other Fees” for fiscal 2013 and 2012.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accounting firm and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.
Required Vote and Recommendation of the Board
In order to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2014, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.
The Board Recommends a Vote “FOR” the Ratification of the Appointment of KPMG as Our Independent Registered Public Accounting Firm.

PROPOSAL III—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers of Oritani Financial Corp. (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Discussion and Analysis” and “Executive Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with changes to Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of the Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board recommends that you vote “FOR” the resolution set forth in Proposal III.

PROPOSAL IV—RE-APPROVAL OF THE EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

Stockholders approved the Executive Officer Annual Incentive Plan (“Incentive Plan”) at the November 21, 2008 Annual Meeting of Stockholders. To qualify for deductibility under Section 162(m) of the Internal Revenue Code, the performance goals set forth in the Incentive Plan must be approved by stockholders every five years. The Company is seeking stockholder re-approval of the Incentive Plan to ensure that the annual incentive awards paid to “covered employees” (as defined below) will continue to be fully tax deductible by the Company.

Under Section 162(m) of the Internal Revenue Code, the amount which the Company may deduct from its taxes for compensation paid or accrued with respect to each “covered employee” (the Principal Executive Officer and next four most highly compensated executive officers other than the Principal Financial Officer) in any taxable year is generally limited to $1 million. However, compensation that qualifies as “qualified performance-based compensation” is not subject to the $1 million deduction limit. For compensation to be considered “qualified performance-based compensation” for this purpose, it must meet certain conditions, one of which is that if the Compensation Committee has the authority to change targets under a performance goal pursuant to which compensation is paid, the performance goal must be re-approved by stockholders every five years.

The follow is a summary of the principal features of the Incentive Plan, including the performance goals. The summary below is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders are urged to read the actual text of the Incentive Plan in its entirety.

Purpose

The purpose of the Incentive Plan is to motivate employees to take actions that support Oritani Bank’s strategies and lead to the attainment of Oritani Bank’s business plan. The Incentive Plan accomplishes this objective by linking annual cash pay award opportunities to the performance of the Company and Oritani Bank, measured by the satisfaction of both company-wide and individual performance measures.

Administration

With respect to any “covered employees,” the Incentive Plan will be administered by the Compensation Committee. With respect to employees who are not considered “covered employees,” the Plan will be administered by the Chief Executive Officer of Oritani Bank. Any matters specifically affecting the Chief Executive Officer will be handled exclusively by the Compensation Committee.

Eligibility

The persons eligible to be selected to participate in the Incentive Plan are employees determined to have a measurable impact on the performance of Oritani Bank. The Compensation Committee will determine, as recommended by the Chief Executive Officer, employees who are eligible to participate in the Incentive Plan prior to the beginning of each plan year (which is a 12-month period from July 1 to June 30 each year). Employees are selected based on their positions with Oritani Bank.

Performance Goals

Under the Incentive Plan, the Compensation Committee may approve the grants of cash incentive awards to participants based on the attainment of specified company-wide, individual and/or group performance goals. Company-wide performance goals may be expressed in terms of any of the following business criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued

operations and acquisition expenses and restructuring expenses, as the Compensation Commitee may in each case determine: (i) earnings per common share (basic or diluted); (ii) cash earnings per common share (basic or diluted); (iii) net income (either before or after taxes); (iv) net interest income; (v) non-interest income; (vi) operating expense to average assets ratio; (vii) efficiency ratio; (viii) cash efficiency ratio; (ix) return on average assets; (x) return on average stockholders’ equity; (xi) return on average tangible stockholders’ equity; (xii) deposit growth; (xiii) loan growth; (xiv) fee income growth; (xv) net interest margin; (xvi) net interest spread; (xvii) customer satisfaction; (xviii) price per share of common stock; and (xix) market share.

Individual and/or group performance measures and goals may be developed by the participants in collaboration with the persons to whom they report directly.

Additionally, performance goals may include strategic or operational business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, including acquiring or developing new business lines, or goals relating to capital raising and capital management. Any performance goals may be measured on an absolute or relative industry basis and may be expressed in terms of a progression within a specified range.

The criteria on which a performance goal may also be based may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and the aggregate effects of acquisitions or divestitures, or such other items as the Committee may reasonably determine. Any such performance criterion or combination of such criteria may apply to the plan participant’s incentive award opportunity in its entirety or to any designated portion or portions of the incentive award opportunity, as the Compensation Committee may determine.

Individual Award Opportunity

The Compensation Committee will approve: (i) award levels for each participant, which is expressed as a percentage of the participant’s base salary for that plan year; and (ii) company-wide performance goals that the awards will be based upon, either in their entirety or selectively. Company-wide performance goals (described above) will specify target performance levels as well as the achievement levels required to receive threshold and maximum incentive award amounts. Individual and/or group performance measures and goals for participants, other than the Chief Executive Officer, will be reviewed and approved by the participant’s and/or group’s manager, and ratified by the Compensation Committee.

The Compensation Committee will establish the performance goals in writing by no later than the earlier of the date that is 90 days after the commencement of the performance period or the day prior to the date on which 25% of the performance period has elapsed. The performance period is generally the plan year (July 1 to June 30) during which performance will be measured in order to determine a participant’s entitlement to receive payment of an award. Each award has a maximum award level that will not exceed 100% of the participant’s annual base salary and a minimum award level of 0% of annual base salary.

All awards under the Incentive Plan will be based on: (i) company-wide performance results, and (ii) individual and/or group performance results, as applicable or appropriate. The relative weighing of company-wide performance may vary, as approved by the Compensation Committee.

Awards may be paid under the Incentive Plan for any performance period only if the awards are earned on account of the attainment of the performance goal(s) applicable to such performance period. All incentive award payments are made in cash only after the Compensation Committee certifies that the performance goals for the year have been satisfied.

Termination of Employment

If the participants ceases to be an employee for any reason prior to the payment of an award, no award will be made or payable under the Incentive Plan, except in the discretion of the Compensation Committee.

Clawback

In accordance with Company’s clawback policy, all awards payable under the Incentive Plan to the Company’s named executive officers would be subject to recovery by the Company if: (i) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (ii) the amount of the award, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

The Board recommends that you vote “FOR” the re-approval of the Executive Officer Annual Incentive Plan.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 370 Pascack Road, Township of Washington, New Jersey 07676, no later than June 17, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received by the Secretary of Oritani Financial Corp.
In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 90 days prior to the date of the Comapny's proxy materials for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, and whether the stockholder will be soliciting stockholders.

Nothing in the above paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.
The Audit Committee Report and the Report of the Compensation and Corporate Governance Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.

An additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, will be furnished without charge upon written or telephonic request to Philip M. Wyks, Corporate Secretary, 370 Pascack Road, Township of Washington, New Jersey, 07676 or call (201) 664-5400.

/s/ Philip M. Wyks

Philip M. Wyks
Corporate Secretary
Township of Washington, New Jersey
October 15, 2013

APPENDIX A

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

I.	OBJECTIVE
The objective of the Oritani Bank (Bank) Executive Officer Annual Incentive Plan (Plan) is to motivate employees to take actions that support the Bank’s strategies and lead to the attainment of the Bank’s Business Plan. The awards made under this Plan are intended to qualify as “performance based compensation” such that all awards under this Plan to the chief executive officer and certain other named executive officers are exempt from the deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code).
The Plan is intended to accomplish this objective by:

•
Linking annual cash pay award opportunities to Bank performance measured by the Bank’s goals as well as utilizing individual, department, and group performance measures for certain employees where appropriate and applicable;

•	Establishing the goal-setting process as an effective reward system so that employee monetary interests are related to and dependent upon Bank performance; and

•	Retaining top performing employees by affording them the opportunity to share in the Bank’s enhanced performance.
II.    DEFINITIONS
A.     Bank: Oritani Bank, its successors and assigns.
B.    Board: The Board of Directors of Oritani Bank.
C.    Committee: The Compensation Committee of the Board, which shall be comprised solely of “outside directors” within the meaning of Internal Revenue Code Section 162(m)(4)(C) and Treasury Regulations Section 1.162-27(e)(3).
D.    Manager: The person to whom the Participant reports directly.
E.    Participant: A full-time employee of the Bank as defined by the terms of the Bank’s Employee Handbook who is exempt from the application of the overtime provisions of the Fair Labor Standards Act and who is recommended by the President and approved by the Committee to participate in the Plan.
F.    Plan: This Oritani Bank Executive Officer Annual Incentive Plan, as may be amended or supplemented from time-to-time.

G.    Plan Year: The 12-month period from July 1 to June 30 each year.
H.    President: The Chief Executive Officer of the Bank.

III.    ADMINISTRATION
A.    The Plan, as adopted by the Committee on August 20, 2008 is effective as of November 21, 2008 and was re-approved by the shareholders of Oritani Financial Corp. on November 26, 2013.
B.    With respect to any employees whose compensation is subject to Code Section 162(m), the Plan shall be administered by the Committee, and with respect to any employees whose compensation is not subject to Code Section 162(m), the Plan shall be administered by the President, subject to any requirements for review and approval by the Committee. The Committee shall keep the Board apprised of any amendments to the Plan. The Vice President of Human Resources shall be the President’s designee until there is a written communication by the President naming other(s) to fulfill that duty. In all areas not specifically reserved by the Committee for its review and approval, decisions of the President or his designee concerning the Plan shall be binding on the Bank and on all Participants.
C.    With respect to any employees whose compensation is subject to Code Section 162(m), the Committee has the full power and authority to interpret and administer the Plan, and with respect to any employees whose compensation is not subject to Code Section 162(m), the President shall interpret and administer the Plan, in each case with the following specific rights and duties:

1.	To adopt, amend, and rescind administrative guidelines, rules and regulations pertaining to the Plan.

2.	To accept, modify or reject recommendations of the Managers to set final awards.

3.	To interpret and rule on any questions pertaining to any provisions of the Plan.

4.	To retain all such other powers as may be necessary to discharge the duties and responsibilities herein.
Notwithstanding the foregoing, matters specifically affecting the President shall be handled by the Committee.
D.    The President will be responsible for ensuring effective communication of Plan provisions each year.
E.    Nothing contained in this Plan shall be construed as a contract of employment between the Bank and a Participant, or as a right of a Participant to be continued in the employment of the Bank, or as a limitation of the right of the Bank to discharge a Participant with or without cause. In addition, no Participant shall have a vested right to any monies due under this Plan until payment is actually received by Participant.
IV.    ELIGIBILITY
A.    Employees in positions determined to have a measurable impact on Bank results and for whom incentive participation is consistent with competitive practice may be eligible for participation in the Plan.
B.    Before the beginning of each Plan Year, the President will select, for approval by the Committee, those positions which will be eligible for awards granted under the terms of the Plan. Eligibility may vary from year-to-year.
C.    Eligible positions are listed in Schedule A, incorporated by reference, which may be updated annually or more frequently, as appropriate. Incumbents in these positions are Participants in the Plan unless otherwise noted in Schedule A.
D.    New employees deemed eligible for Plan participation by the President will be considered eligible immediately upon date of hire with awards, if any, pro-rated in accordance with Section IX(H) hereof.
V.    INDIVIDUAL AWARD OPPORTUNITIES
A.    The President shall recommend to the Committee for its approval the award levels which shall be used to calculate awards earned by Plan Participants.

1

B.    Award levels shall be expressed as a percent of the base salary of each Participant for the Plan Year. The maximum award level will not exceed 100% of a Participant’s base salary for the year and the minimum award level is 0% of base salary.
C.    Each position shall have an assigned threshold, target, and maximum award opportunity level. The range of award opportunities for each Plan Participant is included in Schedule A, which is incorporated by reference. This Schedule A may be amended or otherwise modified from year-to-year by the Committee.
VI.    OBJECTIVE SETTING
A.    The President shall recommend to the Committee Bank-wide performance goals that incentive payments to Participants shall be based upon, either in their entirety or selectively. Individual and/or group performance measures and goals may be developed by Participants in collaboration with their Managers. The Bank-wide performance goals will specify target performance levels as well as the achievement levels required to receive threshold and maximum incentive award amounts. Target performance goal(s) shall be designed to be attainable, but not without significant effort. Maximum performance goal(s) shall be established as goal(s) representing a “reach” for the Bank and/or the group or individual as applicable.
B.    The Committee shall review and have final approval over the Bank-wide performance measures and goals for all Participants, including the President. Individual and/or group performance measures and goals for Participants other than the President will be reviewed and approved by the Participant’s and/or group’s manager, and ratified by the Committee.
C.    No later than 90 days after the commencement of any performance period or the Plan Year to which the performance goals relate, but in no event after 25% of the performance period has elapsed and the outcome of the performance is substantially uncertain at the time the goal is established, the Committee shall establish, in writing, the method for computing the amount of awards that will be granted under the Plan if the performance goals for such Plan Year are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goal, and such formula may be different for each Participant or group of Participants. However, the Committee may exercise discretion in reducing the amount that would otherwise be payable hereunder, in accordance with Treasury Regulations Section 1.162-27(e)(2)(iii)(A). The written performance goals for the Plan Year shall be based on any of the following measurement criteria, either alone or in combination, on either a consolidated or business unit level, and which shall include or exclude the effect of discontinued operations, acquisitions expenses, restructuring expenses, tax benefits or other benefits, or other expenses or events, as the Committee may determine:

•	earnings per common share (basic or diluted)

•	cash earnings per common share (basic or diluted)

•	net income (either before or after taxes)

•	net interest income

•	non-interest income

•	operating expense to average assets ratio

•	efficiency ratio

•	cash efficiency ratio

•	return on average assets

•	return on average stockholders’ equity

•	return on average tangible stockholders’ equity

•	deposit growth

•	loan growth

•	fee income growth

•	net interest margin

•	net interest spread

•	customer satisfaction

•	price per share of stock

•	market share
In addition, performance goals may include strategic or operational business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or

2

divestitures, including acquiring or developing new business lines, or goals relating to capital raising and capital management. Any performance goals may be measured on an absolute or relative industry basis and may be expressed in terms of a progression within a specified range. The criteria on which a performance goal may be based may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financial activities; expenses for restructuring; productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and the aggregate effects of acquisitions or divestitures, or such other items as the Committee may reasonably determine. Any such individual performance criterion or combination of such criteria may apply to the Participant’s award in its entirety or to any designated portion or portions of the award, as the Committee may determine.
D.    Changing the measures of Bank-wide performance or changing the achievement levels of Bank-wide performance will require approval of the Committee.
VII.    OBJECTIVE WEIGHTING
Actual incentive awards under the Plan will be based on: (i) Bank-wide performance results; and (ii) individual and/or group performance results, if applicable or appropriate. The relative weighting of Bank performance may vary.
VIII.    PERFORMANCE MEASUREMENT
A.    Performance against goals will be measured by the Committee as soon as practicable following the close of the Plan Year.
B.    Group and/or individual performance, where applicable, will be measured by each Participant’s Manager.
C.    Any award that is intended to qualify as “performance-based” compensation within the meaning of Code Section 162(m) is contingent upon the Committee’s annual certification in writing that the performance goals and another other material terms applicable to the award were, in fact, satisfied, in accordance with the applicable Treasury Regulations under Code Section 162(m). No payments of any such awards shall be made unless and until such written certification has been made by the Committee.
IX.    AWARD DETERMINATION
A.    Aggregate performance of Bank-wide goals, individual and/or group goals, where applicable will be used to determine the Participant’s awards. There will be no payout to Participants for Bank-wide goals if results on all Bank-wide goals fall below the threshold level. Should the Bank not meet all of its Bank-wide goals, Participants who have attained at least an overall performance rating of 3.0 will be paid an incentive award based on their individual and/or group performance component.
B.    A Participant’s overall performance as rated in his/her last performance evaluation must be rated at least a 3.0 in order to receive an incentive payment. However, regardless of his or her overall rating, a Participant with a written performance warning in his or her employment file who does not also have corresponding documentation from his or her manager in his/her employment file evidencing acceptable improvement in the Participant’s performance prior to the payment of the award shall not receive any incentive payment. Participants who are on official leaves of absence and who have an executed 90-day follow-up performance evaluation (for newly hired employees) or annual performance evaluation shall not be eligible to receive incentive payments.
C.    Participants that have attained an “Exceeds Requirements” or “Outstanding” rating in their performance evaluation may receive an additional 3% to 6%, respectively, of their base salary added to their Plan award. For Participants with salary changes during the Plan year, the additional 3% to 6% payment will be based on the base salary as of the conclusion of the Plan year.
D.    Recommendations will be made to the Committee regarding the actual Bank-wide performance and the associated level of payments as soon as practicable following the conclusion of the Plan Year. Such recommendation shall be based on achieved levels of performance, measured against the performance objectives adopted for each portion of the award.
E.    Plan Participants, including the President, will receive a cash payment of the award as soon as practicable after the final approval by the Committee; provided, however, that all incentive awards under this Plan shall be calculated and paid to Participants, in all events, as soon as practicable, but no later than March 15 of the calendar

3

year immediately following the close of the Plan Year for which the award is made, such that the payment qualifies as a “short term deferral” under Code Section 409A.
F.    Awards earned may vary from the target award defined for each Plan Participant according to performance achieved by the Bank, and where applicable by the group or individual.
G.    Payments may vary from the assigned threshold, target, and maximum award opportunity level as indicated in Schedule A if the Committee determines at the end of the Plan year that an adjustment to the schedule would better serve the purposes of the Plan.
H.    Individuals who are hired during the Plan Year, but in no event after December 31 of that year, to fill eligible positions will receive prorated incentive payments based on length of time worked. To receive such payments, the newly hired employee must have an executed 90-day follow-up performance evaluation and have received at least a “Meets Requirements” rating. The final incentive payment will be calculated on a calendar day basis.
I.    If a Participant’s rank or assignment from one tier to another as indicated in Schedule A is changed, the incentive payment may be determined on pro rata basis according to that portion of the Plan Year worked in each eligible position.
J.    If a Participant is promoted and their incentive compensation opportunity, as indicated in Schedule A, does not change, the incentive payment may be determined on a pro rata basis according to that portion of the Plan Year Participant worked in each eligible position.
K.    Incentive payments for Participants who are non-officers shall be calculated using the base salary as of the end of the Plan Year without regard to prorating.
L.    If a Participant other than the President dies, the payment may be awarded based upon the judgment of the President. The final payment may be made after approval by the Committee following the conclusion of the Plan Year. If the President dies, the payment may be awarded based upon the judgment of the Board. The final payment may be made after approval by the Board following the conclusion of the Plan Year.
M.    If, prior to the payment of an award, (i) the employment of a Participant is terminated by the Bank or (ii) the participant leaves the Bank voluntarily, no incentive award will be made or payable under this Plan, except in the discretion of the Committee (or in the case of the President, the Board).
N.    All applicable withholdings (such as income and employment taxes) shall be deducted from all awards made under this Plan.
X.    AMENDMENTS
The Committee reserves the right to amend, modify, or terminate the Plan at any time and for any reason. All amendments to the Plan shall be made in writing and shall be effective when approved by the Committee. Notwithstanding the foregoing, amendments affecting the President shall be approved by the Board.
XI.    SHAREHOLDER APPROVAL
Payment of any awards under this Plan shall be contingent upon the affirmative vote of at least a majority of the votes cast, without regard to broker non-votes, of shareholders of Oritani Financial Corp (the “Company”). Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan that is intended to qualify as “performance-based” compensation within the meaning of Code Section 162(m). To the extent necessary for purposes of Code Section 162(m), the Plan shall be resubmitted to the Company’s shareholders for their re-approval with respect to awards payable for the taxable years of the Company commencing on or after the fifth anniversary of initial shareholder approval.
XII.    OTHER PROVISIONS
The provisions of the Plan shall be governed by the laws of the State of New Jersey.
XIII.    CLAWBACK
In accordance with Company’s clawback policy, all awards payable hereunder to participants who are named executive officers of the Company (as defined under applicable Securities and Exchange Commission rules) are subject to recovery by the Company if: (i) the payments or awards were based on materially inaccurate financial statements

4

or any other materially inaccurate performance metric criteria; and (ii) the amount of the award, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

5

REVOCABLE PROXY
Oritani Financial Corp.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-866-655-5971 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., November 26, 2013.

To Vote by Internet:

Go to https://www.rtcoproxy.com/orit prior to 3 a.m., November 26, 2013.

Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting and a proxy statement.

Annual Meeting Materials are available at:
http://www.cfpproxy.com/6851

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with):	☐	☐	☐

Nominees:
(01) Nicholas Antonaccio (02) Kevin J. Lynch

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the listed proposals. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the persons named as proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

6

ORITANI FINANCIAL CORP. – NOVEMBER 26, 2013 9:00 A.M.

YOUR VOTE IS IMPORTANT!

The Proxy Statement is available on-line at:

https://www.cfpproxy.com/6851

You can vote in one of three ways:

1. Call **toll free 1-866-655-5971** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.rtcoproxy.com/orit** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

REVOCABLE PROXY

Oritani Financial Corp.

ANNUAL MEETING OF STOCKHOLDERS
November 26, 2013
9:00 a.m., Eastern Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the members of the official proxy committee consisting of the Board of Directors of Oritani Financial Corp. (the "Company"), with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on Tuesday, November 26, 2013 at 9:00 a.m., Eastern time, at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675 and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED "FOR" EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PERSONS NAMED AS PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

6851

7

ORITANI FINANCIAL CORP.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING OF ORITANI FINANCIAL CORP. TO BE HELD ON NOVEMBER 26, 2013 AT 9:00 A.M., LOCAL TIME

NAME
ADDRESS
CITY, STATE ZIP

As part of our efforts to cut unnecessary expenses and conserve the environment, Oritani Financial Corp. has elected to provide Internet access to the proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at http://www.cfpproxy.com/6851.
The 2013 Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on November 26, 2013 at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675. The matters to be covered are noted below:

1.	The election of two directors, each to serve for a three-year term expiring at our 2016 annual meeting.
Nominees: Nicholas Antonaccio
Kevin J. Lynch

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

3.	An advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement.

4.	To re-approve the Executive Officer Annual Incentive Plan.

5.	To transact such other business as may properly come before the annual meeting, and any adjournments or postponement thereof.
The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on October 1, 2013 are entitled to vote at the meeting.
Your Board of Directors recommends a vote “FOR” each of the above proposals.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. Please access and review all of the important information contained in the proxy materials before voting.
You may vote online, by telephone, by mail or in person. If you wish to vote online or by telephone, you will need your Stockholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner.
If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for these reports by November 15, 2013 to facilitate timely delivery. To request these reports, you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405; or

•	Visit our website at http://www.cfpproxy.com/6851; or

•	Send us an email at fulfillment@rtco.com.
and enter the Stockholder Control Number when prompted or, if you send us an email, enter it into the subject line.
We ask that you cast your vote promptly. Please help save the company additional solicitation costs by voting today.
Thank you for your continued support!

‘Shareholder Control Number’

8